CALCULATION OF REGISTRATION FEE

Title of Each Class of	Maximum Aggregate	Amount of
Securities Offered	Offering Price	Registration Fee
6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067	$1,000,000,000	$30,700	(1)

(1)	The filing fee of $30,700 is calculated in accordance with Rule 457(r) of the Securities Act of 1933. Pursuant to Rule 457(p) under the Securities Act of 1933, a filing fee of $26,048 has already been paid with respect to unsold securities that were previously registered pursuant to Registration Statement No. 333-92466, filed on July 16, 2002 by The St. Paul Companies, Inc. and a filing fee of $92,000 has already been paid with respect to unsold securities that were previously registered pursuant to Registration Statement No. 333-98525, filed on August 22, 2002 by The St. Paul Companies, Inc., and have been carried forward. Of these filing fees previously paid, $85,600.00 was offset for the filing fee with respect to the offering of 6.25% Senior Notes due 2016 and 6.75% Senior Notes due 2036 by The St. Paul Travelers Companies, Inc. on June 15, 2006 pursuant to Registration Statement No. 333-130323 on Form S-3. The filing fee of $30,700 due for this offering is offset against the registration fees previously paid and $1,748 remains available for future registration fees. No additional registration fee has been paid with respect to this offering. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in The Travelers Companies, Inc.’s Post-Effective Amendment No.1 to Registration Statement No. 333-130323 on Form S-3.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated March 5, 2007)

$1,000,000,000

The Travelers Companies, Inc.
6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067

The 6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067, the “Debentures,” are unsecured, subordinated debt instruments and will bear interest from the date they are issued to but excluding March 15, 2017 at an annual rate of 6.25% payable semi-annually in arrears on March 15 and September 15 of each year, beginning September 15, 2007. From and including March 15, 2017 the Debentures will bear interest at an annual rate equal to three-month LIBOR plus 2.215% payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2017. We have the right, on one or more occasions, to defer the payment of interest on the Debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

The principal amount of the Debentures will become due on March 15, 2037 (or if such day is not a business day, the following business day), the “scheduled maturity date,” only to the extent that we have received proceeds from the sale of certain qualifying capital securities during a 180-day period ending on a notice date not more than 15 nor less than 10 business days prior to such date. We will use our commercially reasonable efforts, subject to certain market disruption events, to sell enough qualifying capital securities to permit repayment of the Debentures in full on the scheduled maturity date. If any principal amount of the Debentures is not paid on the scheduled maturity date, it will remain outstanding and will continue to bear interest at three-month LIBOR plus 2.215%, and we will continue to use our commercially reasonable efforts to sell enough qualifying capital securities to permit repayment of the Debentures in full. On March 15, 2067 (or if such day is not a business day, the following business day), the “final maturity date,” we must pay any remaining outstanding principal and interest in full on the Debentures whether or not we have sold qualifying capital securities.

We may redeem the Debentures in whole or in part at our option, or in whole upon the occurrence of certain tax or rating agency events, at the applicable redemption price set forth in this prospectus supplement.

Investing in the Debentures involves risks.  See “Risk Factors” beginning on page S-6 of this prospectus supplement and the risk factors contained in our Annual Report on Form 10-K/A incorporated by reference herein.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

				Proceeds, before
			Underwriting	expenses, to The
			Discounts and	Travelers
	Price to Public		Commissions	Companies, Inc.

Per Debenture	99.742	%(1)	1.00%	98.742%
Total	$997,420,000	(1)	$10,000,000	$987,420,000

(1)	Plus interest accrued on the Debentures, if any, from March 12, 2007.

The underwriters expect to deliver the Debentures in book-entry form only through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, société anonyme, Luxembourg (“Clearstream Luxembourg”) and Euroclear Bank N.V./S.A. (“Euroclear”), on or about March 12, 2007.

Joint Book-Running Managers

Citigroup	JPMorgan	Lehman Brothers

Sole Structuring Advisor

Deutsche Bank	HSBC	Morgan Stanley	RBS Greenwich Capital

March 5, 2007

Prospectus Supplement

Page

About this Prospectus Supplement	ii
Prospectus Supplement Summary	S-1
A Special Note Regarding Forward-Looking Statements	S-5
Risk Factors	S-6
Use of Proceeds	S-11
Ratio of Earnings to Fixed Charges	S-11
Capitalization	S-12
Description of the Junior Subordinated Debentures	S-13
Description of the Replacement Capital Covenant	S-33
Certain ERISA Considerations	S-43
Certain United States Federal Income and Estate Tax Consequences	S-44
Underwriting	S-49
Legal Matters	S-52
Experts	S-52

Prospectus
About this Prospectus	i
A Special Note Regarding Forward-Looking Statement Disclosure and Certain Risks	ii
Where You Can Find More Information	iii
The Travelers Companies, Inc.	1
The Trusts	1
Use of Proceeds	2
Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends	2
Description of Debt Securities We May Offer	2
Description of Preferred Stock We May Offer	16
Description of Depositary Shares We May Offer	18
Description of Our Common Stock	21
Description of Warrants We May Offer	23
Description of Stock Purchase Contracts We May Offer	24
Description of Units We May Offer	25
Description of Preferred Securities that the Trusts May Offer	25
Description of Trust Guarantees	31
Material United States Federal Income Tax Consequences	34
ERISA Matters	48
Validity of Securities	48
Experts	48

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts.  The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus issued by us. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, in the documents referred to in this prospectus supplement and which are made available to the public and in any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the securities and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement and may not contain all of the information that is important to you. We encourage you to read this prospectus supplement and the accompanying prospectus, together with the documents identified under the heading “Where You Can Find More Information” in the accompanying prospectus, in their entirety. You should pay special attention to the “Risk Factors” section of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K/A for the year ended December 31, 2006. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Travelers,” “we,” “us,” “our” or similar references mean The Travelers Companies, Inc. and its consolidated subsidiaries.

The Travelers Companies, Inc.

The Travelers Companies, Inc. is a holding company principally engaged, through its subsidiaries, in providing a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The company, known as The St. Paul Companies, Inc. prior to its merger on April 1, 2004 with Travelers Property Casualty Corp., is incorporated as a general business corporation under the laws of the State of Minnesota and is one of the oldest insurance organizations in the United States, dating back to 1853. Upon completion of the merger with Travelers Property Casualty Corp., the company was named The St. Paul Travelers Companies, Inc. The company’s name was changed to The Travelers Companies, Inc. on February 26, 2007.

The principal executive offices of the company are located at 385 Washington Street, St. Paul, Minnesota 55102, and the telephone number is (651) 310-7911.

The Debentures

Repayment of Principal

We must repay the principal amount of the Debentures, together with accrued and unpaid interest, on March 15, 2037, or if that date is not a business day, the next business day (the “scheduled maturity date”), subject to the limitations described below.

We are required to use our commercially reasonable efforts, subject to a “market disruption event,” as described under “Description of the Junior Subordinated Debentures — Market Disruption Events,” to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on the scheduled maturity date in accordance with the replacement capital covenant. If we have not raised sufficient net proceeds to permit repayment of all principal and accrued and unpaid interest on the Debentures on the scheduled maturity date, we will apply any available proceeds to repay the Debentures, and the unpaid portion will remain outstanding and will continue to bear interest at three-month LIBOR plus 2.215% payable quarterly (as described below under “— Interest”) until repaid. We will use our commercially reasonable efforts, subject to a market disruption event, to raise sufficient proceeds from the sale of qualifying capital securities to permit repayment of the Debentures on the following quarterly interest payment date, and on each quarterly interest payment date thereafter, until the Debentures are paid in full.

Any unpaid principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on March 15, 2067, the “final maturity date”, or upon acceleration following an event of default, regardless of the amount of qualifying capital securities we have issued and sold by that time.

Although under the replacement capital covenant (described below under “— Replacement Capital Covenant”) we are permitted to repay the Debentures using the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity, qualifying non-cumulative preferred stock and qualifying capital securities, we have no obligation to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

Interest

From March 12, 2007 to but excluding March 15, 2017, or earlier redemption date, the Debentures will bear interest at the annual rate of 6.25%. Interest on the Debentures will accrue from March 12, 2007. Travelers will pay that interest semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2007, subject to our rights and obligations described below under “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments” and “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” From and including March 15, 2017 the Debentures will bear interest at an annual rate equal to three-month LIBOR plus 2.215% payable quarterly on March 15, June 15, September 15 and December 15 of each year, beginning June 15, 2017, subject to our rights and obligations described below under “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments” and “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

We have the right on one or more occasions to defer the payment of interest on the Debentures as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or, if earlier, made a payment of current interest during a deferral period. We may defer interest for up to ten consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures. In the event of our bankruptcy, holders of the Debentures may have a limited claim for any outstanding deferred interest.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Debentures (and compounded interest thereon) during the deferral period from any source other than the net proceeds from issuance of qualifying APM securities, which includes our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, as described under “Description of the Junior Subordinated Debentures—Alternative Payment Mechanism.”

Subordination

The Debentures will be unsecured, subordinated and junior in right of payment upon our liquidation, including to all of our existing and future senior indebtedness, but will rank equally in right of payment upon liquidation with debt that by its terms does not rank senior upon our liquidation to the Debentures and with our trade creditors, and will be effectively subordinated to all liabilities of our subsidiaries. Substantially all of our existing indebtedness is senior to the Debentures. As of December 31, 2006, our indebtedness for money borrowed ranking senior to the Debentures upon liquidation, on an unconsolidated basis, totaled approximately $3.3 billion and our subsidiaries’ direct borrowings and other obligations (excluding intra-company debt) that would effectively rank senior to the Debentures upon liquidation totaled approximately $2.5 billion. See “Description of the Junior Subordinated Debentures — Subordination” for the definition of “senior indebtedness.”

The terms of the Debentures permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the Debentures upon our liquidation (“pari passu securities”) that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with the last paragraph under “— Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

Certain Payment Restrictions Applicable to Travelers

At any time when we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, we generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the Debentures, subject to certain limited exceptions. In addition, subject to certain limited exceptions, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our qualifying APM securities or any of our securities that upon our bankruptcy or liquidation rank pari passu or junior to such qualifying APM securities will continue until the first anniversary of the date on which all deferred interest has been paid.

Redemption of the Debentures

We may elect to redeem any or all of the Debentures on or after March 15, 2017 at a redemption price equal to 100% of the principal amount of the Debentures being redeemed plus any accrued and unpaid interest and before, March 15, 2017 (i) in whole at any time or in part from time to time, or (ii) in whole, but not in part, if certain changes occur relating to the tax treatment of or rating agency equity credit accorded to the Debentures, in each case at a redemption price equal to the greater of (x) 100% of the principal amount of the Debentures being redeemed and (y) the applicable make-whole amount, in each case plus any accrued and unpaid interest. For a description of the changes that would permit such a redemption and the applicable make-whole amounts, see “Description of the Junior Subordinated Debentures — Redemption.”

Any redemption of the Debentures before March 15, 2047 will be subject to the limitations described under the section entitled “Description of the Replacement Capital Covenant.”

Events of Default

The following events are “events of default” with respect to the Debentures:

•	default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

•	default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described below under “Description of the Junior Subordinated Debentures — Repayment of Principal”; or

•	certain events of bankruptcy, insolvency or receivership.

If an event of default under the junior subordinated indenture (as defined under “Description of the Junior Subordinated Debentures”) occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of, and all accrued but unpaid interest on all Debentures to be due and payable immediately.

Tax Treatment of the Debentures

In connection with the issuance of the Debentures, Simpson Thacher & Bartlett LLP, our tax counsel, has advised us that, under current law and assuming full compliance with the terms of the junior subordinated indenture and other relevant documents, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the Debentures will be characterized as indebtedness for United States federal income tax purposes. The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with this characterization. We agree, and by purchasing the Debentures, each holder of the Debentures agrees to treat the Debentures as indebtedness for all United States federal income tax purposes. See “Certain United States Federal Income and Estate Tax Consequences.”

Form

The Debentures will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream Luxembourg or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems.

Replacement Capital Covenant

Around the time of the initial issuance of the Debentures, we will enter into a “replacement capital covenant” in which we will covenant for the benefit of holders of one or more designated series of our indebtedness (which will initially be our 6.750% Senior Notes due 2036 (CUSIP: 792860AK4)), other than the Debentures, that we will not repay, redeem or purchase the Debentures before March 15, 2047, unless, subject to certain limitations, during the applicable “measurement period” (as defined herein) we have received proceeds from the sale of specified securities in the specified amounts described therein.

The replacement capital covenant will terminate upon the occurrence of certain events, including an acceleration of the Debentures due to the occurrence of an event of default. The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, except that we will agree in the indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Debentures.

A SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Specifically, we may make forward-looking statements about our results of operations (including, among others, premium volume, income from continuing operations, net and operating income and return on equity), financial condition and liquidity; the sufficiency of our asbestos and other reserves (including, among others, asbestos claim payment patterns); the cost and availability of reinsurance coverage; and strategic initiatives. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following: catastrophe losses could materially reduce our profitability and adversely impact our ratings, our ability to raise capital and the availability and cost of reinsurance; if actual claims exceed our loss reserves, or if changes in the estimated level of loss reserves are necessary, our financial results could be significantly and adversely affected; our business could be harmed because of our potential exposure to asbestos and environmental claims and related litigation; we are exposed to, and may face adverse developments involving, mass tort claims such as those relating to exposure to potentially harmful products or substances; the effects of emerging claim and coverage issues on our business are uncertain; reinsurance may not protect us against losses; the insurance industry is the subject of a number of investigations by state and federal authorities in the United States, and we cannot predict the outcome of these investigations or their impact on our business or financial results; our businesses are heavily regulated and changes in regulation may reduce our profitability and limit our growth; a downgrade in our claims-paying and financial strength ratings could significantly reduce our business volumes, adversely impact our ability to access the capital markets and increase our borrowing costs; our investment portfolio may suffer reduced returns or losses which could reduce our profitability; the intense competition that we face could harm our ability to maintain or increase our profitability and premium volume; the inability of our insurance subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations and to pay future dividends; assessments and other surcharges for guaranty funds, second-injury funds, catastrophe funds and other mandatory pooling arrangements may reduce our profitability; loss or significant restriction of the use of credit scoring in the pricing and underwriting of personal insurance products could reduce our future profitability; disruptions to our relationships with our distributors, independent agents and brokers could adversely affect us; if we experience difficulties with outsourcing relationships, technology and/or data security, our ability to conduct our business might be negatively impacted.

Our forward-looking statements speak only as of the date of this prospectus supplement or as of the date they are made, and we undertake no obligation to update our forward-looking statements. For a more detailed discussion of these factors, see the information under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Estimates” in our annual report on Form 10-K/A for the fiscal year ended December 31, 2006.

RISK FACTORS

Your investment in the Debentures will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the Debentures before deciding whether an investment in the securities offered hereby is suitable for you. In addition to the risk factors relating to the Debentures set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K/A for the year ended December 31, 2006. The Debentures will not be an appropriate investment for you if you are not knowledgeable about significant features of the securities offered hereby or financial matters in general. You should not purchase the Debentures unless you understand, and know that you can bear, these investment risks.

Risks Relating to the Debentures

Our obligation to repay the Debentures on the scheduled maturity date is subject to issuance of qualifying capital securities.

Our obligation to repay the Debentures on the scheduled maturity date of March 15, 2037 is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities (as defined under “Description of the Replacement Capital Covenant”) within a 180-day period ending on a notice date not more than 15 or less than 10 business days prior to such date. If we have not raised sufficient proceeds from the issuance of qualifying capital securities to permit repayment of the Debentures on the scheduled maturity date, we will not be required to repay the unpaid amount until (i) we have raised sufficient net proceeds to permit repayment in full in accordance with this requirement, (ii) we redeem the Debentures, (iii) an event of default occurs or (iv) the final maturity date for the Debentures. Our ability to raise proceeds in connection with this obligation to repay the Debentures will depend on, among other things, market conditions at the time the obligation arises, as well as the acceptability to prospective investors of the terms of these securities. Although we have agreed to use our commercially reasonable efforts to raise sufficient net proceeds from the issuance of qualifying capital securities to repay the Debentures during the 180-day period referred to above and interest payment date to interest payment date after the scheduled maturity date until the Debentures are repaid in full, our failure to do so would not be an event of default or give rise to a right of acceleration or similar remedy until the final maturity date, and we will be excused from using our commercially reasonable efforts if certain market disruption events occur.

We have the right to defer interest for 10 years without causing an event of default.

We have the right to defer interest on the Debentures for a period of up to 10 consecutive years. Although we would be subject to the alternative payment mechanism after we have deferred interest for a period of five consecutive years (or such shorter period resulting from our payment of current interest), if we are unable to raise sufficient eligible proceeds, we may fail to pay accrued interest on the Debentures for a period of up to 10 consecutive years without causing an event of default. During any such deferral period, holders of Debentures will receive limited or no current payments on the Debentures and, so long as we are otherwise in compliance with our obligations, such holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the 10-year deferral period or at the final maturity date.

Our ability to pay deferred interest is limited by the terms of the alternative payment mechanism, and is subject to market disruption events and other factors beyond our control.

If we elect to defer interest payments, we will not be permitted to pay deferred interest on the Debentures (and compounded interest thereon) during the deferral period, which may last up to 10 years, from any source other than the net proceeds from issuance of qualifying APM securities, as described under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” The preferred stock issuance cap limits the net proceeds from the issuance of qualifying preferred stock and unconverted mandatorily convertible preferred stock that we may apply to the payment of deferred interest with respect to all deferral periods to 25% of the aggregate principal amount of the Debentures initially issued. Pursuant to the common equity issuance cap, we will not be obligated to issue common stock or qualifying warrants in excess of 2% of the total number of outstanding shares of our common stock pursuant to the alternative payment mechanism to pay deferred interest at any time prior to the fifth anniversary of the commencement of the relevant deferral period. Additionally, we will not be permitted to sell shares of our common stock, qualifying warrants or mandatorily convertible preferred stock for purposes of paying deferred interest on the Debentures to the extent that the number of shares of our common stock to be so issued (or which would be issuable upon exercise or conversion of any such qualifying warrants or mandatorily convertible preferred stock) would exceed 132 million shares of common stock, unless we increase this share cap amount as described below under “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.” If we have reached the share cap amount and the preferred stock issuance cap, we may continue to defer interest on the Debentures, and such deferral will not constitute an event of default unless such deferral period exceeds 10 years.

The occurrence of a market disruption event may prevent or delay a sale of qualifying APM securities pursuant to the alternative payment mechanism and, accordingly, the payment of deferred interest on the Debentures. Market disruption events include events and circumstances both within and beyond our control, such as the failure to obtain approval of a regulatory body or governmental authority to issue qualifying APM securities or shareholder consent to increase the shares available for issuance in a sufficient amount, in each case notwithstanding our commercially reasonable efforts. Moreover, we may encounter difficulties in successfully marketing our qualifying APM securities, particularly during times that we are subject to the restrictions on dividends as a result of the deferral of interest. See “Description of the Junior Subordinated Debentures — Option to Defer Interest Payments,” “— Alternative Payment Mechanism” and “— Market Disruption Events.”

The junior subordinated indenture limits our obligation to raise proceeds from the sale of common stock to pay deferred interest and generally does not obligate us to issue qualifying warrants.

Under the junior subordinated indenture, we will not be obligated to issue common stock (or, if the definition of “qualifying APM securities” has been amended to eliminate common stock, qualifying warrants) in excess of the amount we refer to as the “common equity issuance cap” pursuant to the alternative payment mechanism to pay deferred interest at any time prior to the fifth anniversary of the commencement of the relevant deferral period. Once we reach the common equity issuance cap for a deferral period, we will no longer be obligated to sell common stock to pay deferred interest relating to such deferral period, although we will continue to have the right to sell common stock at our election if we have reached the common equity issuance cap. In addition, the sale of qualifying warrants to raise proceeds to pay deferred interest is an option that we have, but we are not obligated to sell qualifying warrants and no party may require us to do so, unless we amend the definition of “qualifying APM securities” to eliminate common stock. See “Description of the Junior Subordinated Debentures — Alternative Payment Mechanism.”

We have the ability under certain circumstances to narrow the definition of qualifying APM securities, which may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

We may, without the consent of the holders of the Debentures, amend the definition of “qualifying APM securities” for the purposes of the alternative payment mechanism to eliminate common stock or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. The elimination of common stock or mandatorily convertible preferred stock from the definition of qualifying APM securities, together with continued application of the preferred stock cap, may make it more difficult for us to succeed in selling sufficient qualifying APM securities to fund the payment of deferred interest.

Deferral of interest payments could adversely affect the market price of the Debentures.

We currently do not intend to exercise our right to defer payments of interest on the Debentures. However, if we exercise that right in the future, the market price of the Debentures is likely to be affected. As a result of the existence of our deferral right, the market price of the Debentures may be more volatile than the market prices of other securities that are not subject to optional deferrals. If we do defer interest on the Debentures and you elect to sell Debentures during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its Debentures until we pay the deferred interest at the end of the deferral period.

If you waive our covenants to pay deferred interest only with proceeds from the sale of qualifying APM securities, our credit rating may be negatively affected.

The junior subordinated indenture contains covenants that permit us to pay deferred interest only with proceeds from the sale of qualifying APM securities, except in limited circumstances. These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the outstanding principal amount of Debentures, and no holder of our senior debt will have the right to enforce these covenants. Although, in the short term, you may have an economic incentive to waive these covenants in order to receive deferred interest, if such covenants are waived and we pay deferred interest with funds received from any other source, our credit rating may be negatively affected. A negative effect on our credit rating may have an adverse affect on our business or financial condition, which in turn could have an adverse effect on our ability to pay future interest on the Debentures.

The junior subordinated indenture does not limit the amount of indebtedness for money borrowed we may issue that ranks senior to the Debentures upon our liquidation or in right of payment as to principal or interest.

The Debentures will be subordinate and junior in right of payment upon our liquidation (whether in bankruptcy or otherwise) to all of our indebtedness for money borrowed that is not by its terms expressly made pari passu with or junior to the Debentures upon liquidation, and will be pari passu with trade creditors and other pari passu securities. At December 31, 2006, Traveler’s indebtedness for money borrowed ranking senior to the Debentures on liquidation, on a non-consolidated basis, totaled approximately $3.3 billion.

“Pari passu securities” means indebtedness that by its terms ranks equally with the Debentures in right of payment and upon liquidation. We may issue or have outstanding pari passu securities as to which we are required to make payments of interest that are not made pro rata with payments of interest on other pari passu securities (including the Debentures) and that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities. The terms of the Debentures permit us to make any payment of current or deferred interest on pari passu securities that is made pro rata to the amounts due on such pari passu securities (including the Debentures), provided that such payments are made in accordance with the last paragraph under “— Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities.

The Debentures will be effectively subordinated to the obligations of our subsidiaries.

We are a holding company and have no substantial operations of our own or assets other than our ownership of our subsidiaries. As such we receive substantially all of our revenue from dividends from our subsidiaries. The ability of our insurance subsidiaries to pay dividends to us in the future will depend on their statutory surplus, earnings and regulatory restrictions. We and our insurance subsidiaries are subject to regulation by some states as an insurance holding company system. This regulation generally provides that transactions among companies within the holding company system must be fair and reasonable. Transfers of assets among affiliated companies, certain dividend payments from insurance subsidiaries and certain material transactions between companies within the system may require prior notice to, or prior approval by, state regulatory authorities. Our insurance subsidiaries are subject to various regulatory restrictions that limit the maximum amount of dividends available to be paid to their parent without prior approval of insurance regulatory authorities. The ability of our insurance subsidiaries to pay dividends to us also is restricted by regulations that set standards of solvency that must be met and maintained, the nature of and limitation on investments, the nature of and limitations on dividends to policyholders and shareholders, the nature and extent of required participation in insurance guaranty funds and the involuntary assumption of hard-to-place or high-risk insurance business, primarily in workers’ compensation insurance lines. The inability of our insurance subsidiaries to pay dividends to us in an amount sufficient to meet our debt service obligations and other cash requirements could harm our ability to meet our obligations under the Debentures.

Because we are a holding company, our right to participate in any distribution of the assets of our subsidiaries, upon a subsidiary’s dissolution, winding-up, liquidation or reorganization or otherwise, and thus our ability to make payments of principal and interest on the Debentures from such distribution, is subject to the prior claims of creditors of any such subsidiary, except to the extent that we may be a creditor of that subsidiary and our claims are recognized. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under our contracts or otherwise to make any funds available to us. Accordingly, the payments on our Debentures, effectively will be subordinated to all existing and future liabilities of our subsidiaries. At December 31, 2006 our subsidiaries’ direct borrowings and other obligations (excluding intra-company debt) totaled approximately $2.5 billion.

Our right to redeem or repurchase the Debentures is limited by a replacement capital covenant that we are making in favor of certain of our debtholders.

At or around the time of issuance of the Debentures, we will enter into a replacement capital covenant pursuant to which we will covenant that neither we nor any of our subsidiaries will repay, redeem or repurchase the Debentures on or before March 15, 2047, unless during the applicable measurement period we or our subsidiaries have received sufficient proceeds from the sale of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and certain other qualifying capital securities (as described under “Description of the Replacement Capital Covenant”). Although under the replacement capital covenant, the principal amount of Debentures that we may repay may be based on the net cash proceeds from certain issuances of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity and qualifying capital securities (as described under “Description of the Replacement Capital Covenant”), we may modify the replacement capital covenant without your consent to the extent that such modification does not impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or repurchase of the Debentures is permitted. In addition, beginning at the scheduled maturity date we have no obligation to use commercially reasonable efforts to issue any securities other than qualifying capital securities under the replacement capital covenant to repay the Debentures. See “Description of the Replacement Capital Covenant.”

There can be no assurance that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes.

The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. Thus, no assurance can be given that the Internal Revenue Service or a court will agree with the characterization of the Debentures as indebtedness for United States federal income tax purposes. If, contrary to the opinion of our special tax counsel, the Debentures were recharacterized as our equity, payments on the Debentures to non-United States holders would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate). See “Certain United States Federal Income and Estate Tax Consequences.”

We may redeem the Debentures at any time if there is a challenge to their tax characterization or certain other events occur.

We may redeem all, but not less than all, of the Debentures at any time if certain changes occur relating to the tax treatment of the Debentures or the rating agency equity credit accorded to the Debentures. The redemption price for the Debentures will be equal to their principal amount, if redeemed on or after March 15, 2017, and will be equal to a make-whole price, if redeemed prior to March 15, 2017, in each case plus accrued and unpaid interest through the date of redemption. If the Debentures were redeemed, the redemption would be a taxable event to you. See “Description of the Junior Subordinated Debentures — Redemption.”

An Internal Revenue Service pronouncement or threatened challenge resulting in a tax event could occur at any time. Similarly, changes in rating agency methodology for assigning equity credit to the Debentures could result in the Debentures being redeemed earlier than would otherwise be the case. See “Description of the Junior Subordinated Debentures — Redemption” for a further description of those events.

You may have to include interest in your taxable income before you receive cash.

If we do defer interest payments on the Debentures, you will be required to accrue income, in the form of original issue discount, for United States federal income tax purposes during the period of the deferral in respect of your Debentures, even if you normally report income when received and even though you may not receive the cash attributable to that income during the deferral period. You will also not receive the cash payment of any accrued and unpaid interest from us if you sell the Debentures before the record date for any such payment, even if you held the Debentures on the date that the payments would normally have been paid. You should consult with your own tax advisor regarding the tax consequences of an investment in the Debentures. See “Certain United States Federal Income and Estate Tax Consequences — United States Holders — Interest Income and Original Issue Discount.”

Claims would be limited upon bankruptcy, insolvency or receivership.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any Debentures, whether voluntary or not, a holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that we have applied to pay deferred interest pursuant to the alternative payment mechanism, provided that each holder of Debentures is deemed to agree that to the extent the remaining claim exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

As a holder of the Debentures you will have limited rights of acceleration.

An indenture event of default is generally limited to payment defaults after giving effect to our deferral rights, and specific events of bankruptcy, insolvency and reorganization relating to us. The junior subordinated indenture for the Debentures provides that the indenture trustee must give holders notice of all defaults or events of default within 90 days after they become known to the indenture trustee. However, except in the cases of a default or an event of default in payment on the Debentures, the indenture trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders. There is no right of acceleration upon breaches by us of other covenants under the junior subordinated indenture.

The secondary market for the Debentures may be illiquid.

We do not intend to apply to list the Debentures on the New York Stock Exchange or any other securities exchange. We can give you no assurance as to the liquidity of any market that may develop for the Debentures.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after deducting underwriting discounts and commissions and other offering expenses payable by us of approximately $985.4 million. We currently intend to use the net proceeds from this offering (1) to redeem approximately $892.5 million of 4.5% junior convertible subordinated notes that become redeemable on April 18, 2007; and (2) to replace a portion of other indebtedness (with a total principal amount of $942.8 million) that matures on March 15, 2007 and August 16, 2007 and that bears interest at an annual rate of 5.75% and 5.01%, respectively. Prior to applying these proceeds, we intend to invest them in investment grade, marketable securities. If, however, we were to incur any material adverse development, as a result of, among other things, one or more significant, natural or man-made catastrophes prior to our application of all of the proceeds as described above, we could decide to defer, in whole or in part, the redemption of the 4.5% junior convertible subordinated notes, and use the net proceeds instead for working capital or to repay the indebtedness that matures on March 15, 2007 and August 16, 2007. In addition, holders of the 4.5% junior convertible subordinated notes may elect to convert their notes into common stock before we redeem the notes, which would reduce the aggregate amount of net cash proceeds being applied to redeem the 4.5% junior convertible subordinated notes. In that event, the balance of the net cash proceeds would be used to replace all or a portion of the indebtedness that matures on March 15, 2007 and August 16, 2007, for share repurchases and for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividend requirements for each of the periods indicated:

	Year Ended December 31,
	2006		2005		2004		2003		2002

Ratio of earnings to fixed charges	15.24	x	8.46	x	4.11	x	11.89	x	N/A(1)
Ratio of earnings to combined fixed charges and preferred dividend requirements	14.96	x	8.25	x	4.01	x	11.89	x	N/A(1)

(1)	Income (loss) available for fixed charges in 2002 included a $1.39 billion charge for strengthening asbestos reserves, net of the benefit from an indemnification agreement with Citigroup, Inc., a former affiliate. For the year ended December 31, 2002, our earnings were not sufficient to cover fixed charges by $260 million.

For accounting purposes, the merger of St. Paul and Travelers Property was accounted for as a reverse acquisition with Travelers Property treated as the accounting acquirer. Accordingly, this transaction was accounted for as a purchase business combination, using Travelers Property’s historical financial information and applying fair value estimates to the acquired assets, liabilities and commitments of St. Paul as of April 1, 2004. Data for the years 2002 through 2003 reflect information for Travelers Property only. Data included for the year ended December 31, 2004 reflect information for Travelers Property only for the period January 1, 2004 through March 31, 2004, and information for Travelers for the period April 1, 2004 through December 31, 2004. Data for the years ended December 31, 2005 and December 31, 2006 reflect information for Travelers.

The ratio of earnings to fixed charges is computed by dividing income available for fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of that portion of rentals deemed representative of the appropriate interest factor.

CAPITALIZATION

The following table sets forth our consolidated capitalization at December 31, 2006:

•	on an actual basis; and

•	as adjusted to give effect to our receipt and application of the net proceeds we expect to receive from the sale of the Debentures in this offering.

	As of December 31, 2006
	Actual		As Adjusted
	(In millions)

Debt	$5,760	(1)	$5,800
Shareholders’ equity:
Convertible preferred stock	129		129
Common stock	18,530		18,530
Retained earnings	7,253		7,227
Accumulated other changes in equity from nonowner sources	452		452
Treasury stock, at cost	(1,229)		(1,229)

Total shareholders’ equity	25,135		25,109

Total capitalization	$30,895		$30,909

(1)	Includes $1,114 million of short-term debt.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following is a brief description of the terms of the Junior Subordinated Debentures (the “Debentures”) and the junior subordinated indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Debentures and the junior subordinated indenture referred to below, copies of which are available upon request from us.

The Debentures will be issued pursuant to the junior subordinated indenture, to be dated as of March 12, 2007, between us and The Bank of New York Trust Company, N.A., as trustee. We refer to the junior subordinated indenture, as amended and supplemented by a first supplemental indenture, to be dated as of March 12, 2007, as the “junior subordinated indenture,” and to The Bank of New York Trust Company, N.A. or its successor, as trustee, as the “trustee.” You should read the junior subordinated indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to registered Debentures, we mean the person in whose name such Debenture is registered in the security register. We expect that the Debentures will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

The junior subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the junior subordinated indenture or under other indentures to which we are or become a party. The Debentures are not convertible into or exchangeable for our common stock or authorized preferred stock.

General

We will initially issue $1,000,000,000 aggregate principal amount of Debentures. We may, without the consent of holders of the Debentures, increase the principal amount of the Debentures by issuing additional Debentures in the future on the same terms and conditions as the Debentures being offered hereby in all respects, except for any difference in the issue date, issue price and interest accrued prior to the issue date of the additional Debentures, and with the same CUSIP number as the Debentures offered hereby, so long as such additional Debentures are fungible for U.S. federal income tax purposes with the Debentures offered hereby. The Debentures offered hereby and any additional Debentures would rank equally and ratably in right of payment and would be treated as a single series of junior subordinated debt securities for all purposes under the junior subordinated indenture.

The Debentures will be subordinate and junior in right of payment upon our liquidation (whether in bankruptcy or otherwise) to all of our indebtedness for money borrowed that is not by its terms expressly made pari passu with or junior to the Debentures in right of payment upon liquidation, but will be pari passu with trade creditors and other pari passu securities, as defined below under “— Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances.”

Interest Rate and Interest Payment Dates

Fixed Rate Period

From March 12, 2007 to but excluding March 15, 2017, or earlier redemption date, the Debentures will bear interest at the annual rate of 6.25% and we will pay interest semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2007, subject to our rights and obligations under “— Option to Defer Interest Payments” and “— Alternative Payment Mechanism” below. We refer to these dates as “interest payment dates” and we refer to the period beginning on and including March 12, 2007 and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date until March 15, 2017 as a “fixed rate interest period.” Interest payments will be made to the persons or entities in whose names the Debentures are registered at the close of business on March 1 or September 1, as the case may be, next preceding the relevant interest payment date. The amount of interest payable for any fixed rate interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date on or before March 15, 2017 would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement.

Floating Rate Period

The Debentures will bear interest at an annual rate equal to three-month LIBOR, as defined below, plus 2.215%, accruing from and including March 15, 2017, computed on the basis of a 360-day year and the actual number of days elapsed. We will pay interest on the Debentures quarterly in arrears on March 15, June 15, September 15 and December 15, beginning on June 15, 2017, to the persons or entities in whose names the Debentures are registered at the close of business on the 15th day preceding the relevant interest payment date, subject to our rights and obligations under “— Option to Defer Interest Payments” and “— Alternative Payment Mechanism” below. References in this prospectus supplement to “interest payment dates” after March 15, 2017 are to these dates and we refer to the period beginning on and including March 15, 2017 and ending on but excluding the next interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment as a “floating rate interest period” and together with the fixed rate period, each an “interest period.” In the event that any interest payment date during a floating rate interest period would otherwise fall on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, except that if such business day is in the next succeeding calendar month, then such interest payment date will be the immediately preceding business day. Interest will accrue to but excluding the date that interest is actually paid.

For the purposes of calculating interest due on the Debentures during any floating rate interest period:

•	“Three-month LIBOR” means, with respect to any floating rate interest period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period that appears on Reuters Page LIBOR01 as of 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. If such rate does not appear on Reuters Page LIBOR01, three-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent (after consultation with us), at approximately 11:00 a.m., London time, on the LIBOR determination date for that floating rate interest period. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, three-month LIBOR with respect to that floating rate interest period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the calculation agent, at approximately 11:00 a.m., New York City time, on the first day of that floating rate interest period for loans in U.S. dollars to leading European banks for a three-month period commencing on the first day of that floating rate interest period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the calculation agent to provide quotations are quoting as described above, three-month LIBOR for that floating rate interest period will be the same as three-month LIBOR as determined for the previous floating rate interest period or, in the case of the interest period beginning on March 15, 2017, 6.25%. The establishment of three-month LIBOR for each floating rate interest period by the calculation agent shall (in the absence of manifest error) be final and binding.

•	“Calculation agent” means The Bank of New York Trust Company, N.A., or any other successor appointed by us, acting as calculation agent.

•	“London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London.

•	“LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant floating rate interest period.

•	“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).

General

“Business day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee, is closed for business.

Accrued interest that is not paid on the applicable interest payment date will bear additional interest, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant interest payment date, compounded on each subsequent interest payment date. When we use the term “interest” in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

Option to Defer Interest Payments

We may elect at one or more times to defer payment of interest on the Debentures for one or more consecutive interest periods that do not exceed 10 years. We may defer payment of interest prior to, on or after the scheduled maturity date, subject to our obligations described under “— Alternative Payment Mechanism” and “— Repayment of Principal” below. We may not defer interest beyond the final maturity date, as defined under “— Repayment of Principal” below, or the earlier repayment or redemption in full of the Debentures.

Deferred interest on the Debentures will bear interest at the then applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we elect to defer interest and ending on the earlier of (i) the tenth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the Debentures.

We have agreed in the junior subordinated indenture that, subject to the occurrence and continuation of a market disruption event (as described further below):

•	immediately following the first interest payment date during the deferral period on which we elect to pay current interest or, if earlier, the fifth anniversary of the beginning of the deferral period, we will be required to sell qualifying APM securities (as defined below under “— Alternative Payment Mechanism”) pursuant to the alternative payment mechanism (as described below under “— Alternative Payment Mechanism”) and apply the eligible proceeds (as defined below under “— Alternative Payment Mechanism”) to the payment of any deferred interest (including compounded interest thereon) on the next interest payment date, and this requirement will continue in effect until the end of the deferral period; and

•	we will not pay any deferred interest on the Debentures (including compounded interest thereon) from any source other than eligible proceeds prior to the final maturity date, except at any time that the principal amount has been accelerated and such acceleration has not been rescinded or in the case of a business combination to the extent described below.

Although our failure to comply with the foregoing with respect to the alternative payment mechanism and payment of interest during a deferral period will be a breach of the junior subordinated indenture, it will not constitute an event of default under the junior subordinated indenture or give rise to a right of acceleration or similar remedy under the terms thereof.

If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the foregoing with respect to the alternative payment mechanism will not apply to any payment of interest for the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

If we have paid all deferred interest (including compounded interest thereon) on the Debentures, we can again defer interest payments on the Debentures as described above.

We will give the holders of the Debentures and the trustee written notice of our election to commence or continue a deferral period at least one and not more than sixty business days before the next interest payment date.

We have no present intention of exercising our right to defer payments of interest.

Dividend and Other Payment Stoppages during Interest Deferral and under Certain Other Circumstances

We will agree that, so long as any Debentures remain outstanding, if we have given notice of our election to defer interest payments on the Debentures but the related deferral period has not yet commenced or a deferral period is continuing, then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the Debentures; or

•	make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the Debentures.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into in the ordinary course of business prior to the beginning of the deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•	the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable deferral period;

•	any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;

•	any payment of current or deferred interest on debt securities that rank in right of payment upon our liquidation on a parity with the Debentures (including the Debentures, “pari passu securities”) that is made pro rata to the amounts due on such pari passu securities (including the Debentures); provided that such payments are made in accordance with the last paragraph under “— Alternative Payment Mechanism” to the extent it applies, and any payments of deferred interest on pari passu securities that, if not made, would cause us to breach the terms of the instrument governing such pari passu securities; or

•	any payment of principal in respect of pari passu securities having the same scheduled maturity date as the Debentures, as required under a provision of such pari passu securities that is substantially the same as the provision described below under “— Repayment of Principal,” and that is made on a pro rata basis among one or more series of pari passu securities having such a provision and the Debentures.

In addition, if any deferral period lasts longer than one year, the limitation on our ability to redeem or purchase our APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu or junior, as applicable, to such APM qualifying securities will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our property or assets are conveyed, transferred or leased in such business combination is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply during the deferral period that is terminated on the next interest payment date following the date of consummation of the business combination.

Alternative Payment Mechanism

Subject to the conditions described in “— Option to Defer Interest Payments” above and to the exclusions described in this section and in “— Market Disruption Events” below, if we defer interest on the Debentures, we will be required, commencing on the earlier of (i) the first interest payment date on which we pay current interest on the Debentures (which we may do from any source of funds) or (ii) the fifth anniversary of the commencement of the deferral period, if on such date such deferral period has not ended, to issue qualifying APM securities, until we have raised an amount of eligible proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including compounded interest thereon, on the Debentures. We refer to this period as the “APM period” and to this method of funding the payment of accrued and unpaid interest as the “alternative payment mechanism.”

We have agreed to apply eligible proceeds raised during any deferral period pursuant to the alternative payment mechanism to first pay deferred interest (including compounded interest thereon) on the Debentures.

Notwithstanding (and as a qualification to) the foregoing, under the alternative payment mechanism:

•	we are not required to pay interest on the Debentures (and therefore we are not required to issue qualifying APM securities to raise proceeds to pay such interest) at a time when the payment of such interest would violate the terms of any securities issued by us or one of our subsidiaries or the terms of a contract binding on us or any of our subsidiaries;

•	we are not required to issue common stock or qualifying warrants prior to the fifth anniversary of the commencement of a deferral period, if the number of shares issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants during such deferral period would exceed an amount equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements immediately prior to the date of such issuance (the “common equity issuance cap”);

•	we are not permitted to issue qualifying preferred stock and mandatorily convertible preferred stock to the extent that the net proceeds of any issuance of qualifying preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay interest on the Debentures pursuant to the alternative payment mechanism, would exceed 25% of the aggregate principal amount of the Debentures issued under the junior subordinated indenture (the “preferred stock issuance cap”); and

•	so long as the definition of “qualifying APM securities” has not been amended to eliminate common stock, as discussed below:

•	the sale of qualifying warrants to pay deferred interest is an option that may be exercised at our sole discretion, subject to the common equity issuance cap and the share cap amount, and we will not be obligated to sell qualifying warrants or to apply the proceeds of any such sale to pay deferred interest on the Debentures, and

•	no class of investors of our securities, or any other party, may require us to issue qualifying warrants.

Once we reach the common equity issuance cap for a deferral period, we will not be obligated to issue more common stock or, if the definition of “qualifying APM securities” has been amended to eliminate common stock, more qualifying warrants as described above, pursuant to the alternative payment mechanism prior to the fifth anniversary of the commencement of a deferral period even if the number of outstanding shares of our common stock subsequently increases. The common equity issuance cap will cease to apply with respect to a deferral period following the fifth anniversary of the commencement of a deferral period, at which point we must pay any deferred interest, regardless of the time at which it was deferred, using the alternative payment mechanism, subject to any market disruption event and the share cap amount, as defined below. In addition, if the common equity issuance cap is reached during a deferral period and we subsequently pay all deferred interest, the common equity issuance cap will cease to apply with respect to a deferral period at the termination of such deferral period and will not apply again unless and until we start a new deferral period.

“Eligible proceeds” means, for each relevant interest payment date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) we have received during the 180-day period prior to that interest payment date from the issuance or sale of qualifying APM securities (excluding sales of qualifying preferred stock and mandatorily convertible preferred stock in excess of the preferred stock issuance cap) to persons that are not our subsidiaries.

Notwithstanding the common equity issuance cap and the preferred stock issuance cap described above, for purposes of paying deferred interest, we are not permitted, subject to the provisions of the next paragraph, to sell shares of our common stock, qualifying warrants, or mandatorily convertible preferred stock such that the common stock to be issued (or which would be issuable upon exercise or conversion thereof) would be in excess of 132 million shares of our common stock (the “share cap amount”). If the issued and outstanding shares of our common stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the share cap amount shall be correspondingly adjusted. The share cap amount limitation will apply so long as the Debentures remain outstanding. If we issue additional Debentures, the share cap amount will be increased accordingly. Moreover, if we amend the definition of “Qualifying APM Securities” to eliminate common stock, then the number of shares constituting the share cap amount will be increased by 100%.

If the share cap amount has been reached and it is not sufficient to allow us to raise sufficient proceeds to pay deferred interest in full, we have agreed to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of our common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred interest.

“Common stock” means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours ranking upon our liquidation, dissolution or winding up junior to our qualifying preferred stock and pari passu with our common stock that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Mandatorily convertible preferred stock” means preferred stock with (a) no prepayment obligation of the liquidation preference on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock converts into our common stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock.

“Qualifying APM securities” means our common stock, qualifying preferred stock, qualifying warrants and mandatorily convertible preferred stock, provided that we may, without the consent of the holders of the Debentures, amend the definition of “qualifying APM securities” to eliminate common stock and/or mandatorily convertible preferred stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and/or mandatorily convertible preferred stock from the definition would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States. We will promptly notify the holders of the Debentures, in the manner contemplated in the junior subordinated indenture, of such change.

“Qualifying preferred stock” means our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or any “other qualifying capital replacement covenant, as such term is defined under “Description of Replacement Capital Covenant,” or (b) is subject to both (i) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents, and (ii) “intent-based replacement disclosure,” as such term is defined under “Description of the Replacement Capital Covenant.” Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than “permitted remedies,” as such term is defined under “Description of the Replacement Capital Covenant.”

“Qualifying warrants” means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the “current stock market price” of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances. If we sell qualifying warrants to pay deferred interest pursuant to the alternative payment mechanism, we will be required to use commercially reasonable efforts, subject to the common equity issuance cap, to set the terms of the qualifying warrants so as to raise sufficient proceeds from their issuance to pay all deferred interest on the Debentures in accordance with the alternative payment mechanism. We intend that any qualifying warrants issued in accordance with the alternative payment mechanism will have exercise prices at least 10% above the current stock market price of our common stock on the date of issuance. The “current stock market price” of our common stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Although our failure to comply with our obligations with respect to the alternative payment mechanism will breach the junior subordinated indenture, it will not constitute an event of default thereunder or give rise to a right of acceleration or similar remedy under the terms thereof. The remedies of holders of the Debentures will be limited in such circumstances as described under “Risk Factors — Risks Relating to the Debentures — Holders of the Debentures will have only limited rights of acceleration” above.

If, due to a market disruption event or otherwise, we were able to raise some, but not all, eligible proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available eligible proceeds to pay accrued and unpaid interest on the applicable interest payment date in chronological order based on the date each payment was first deferred, subject to the common equity issuance cap, the preferred stock issuance cap, and the share cap amount, and you will be entitled to receive your pro rata share of any amounts received on the Debentures. If we have outstanding pari passu securities under which we are obligated to sell securities that are qualifying APM securities and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those other pari passu securities on a pro rata basis up to the common equity issuance cap or the preferred stock issuance cap and the share cap amount (or comparable provisions in the instruments governing those pari passu securities) in proportion to the total amounts that are due on the Debentures and such securities.

Market Disruption Events

A “market disruption event” means the occurrence or existence of any of the following events or sets of circumstances:

•	trading in securities generally, or shares of our securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which our qualifying APM securities or qualifying capital securities, as the case may be, are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading shall have been materially disrupted;

•	we would be required to obtain the consent or approval of our stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell qualifying APM securities pursuant to the alternative payment mechanism or to issue qualifying capital securities pursuant to our repayment obligations described under “— Repayment of Principal” below, as the case may be, and that consent or approval has not yet been obtained notwithstanding our commercially reasonable efforts to obtain that consent or approval;

•	a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

•	a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

•	the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in the qualifying APM securities or the qualifying capital securities, as applicable, has been disrupted or ceased;

•	there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that trading in the qualifying APM securities or qualifying capital securities, as applicable, has been materially disrupted;

•	an event occurs and is continuing as a result of which the offering document for the offer and sale of qualifying APM securities or qualifying capital securities, as the case may be, would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, is not otherwise required by law and would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period; or

•	we reasonably believe that the offering document for the offer and the sale of qualifying APM securities or qualifying capital securities, as the case may be, would not be in compliance with a rule or regulation of the SEC (for reasons other than those described in the immediately preceding bullet) and we determine that we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet shall exceed 90 consecutive days and multiple suspension periods described in this bullet shall not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the alternative payment mechanism in respect of any interest payment date if we provide written certification to the trustee (which the trustee will promptly forward upon receipt to each holder of record of Debentures) no more than 15 and no less than 10 business days in advance of that interest payment date certifying that:

•	a market disruption event was existing after the immediately preceding interest payment date; and

•	the market disruption event continued for the entire period from the business day immediately following the preceding interest payment date to the business day immediately preceding the date on which that certification is provided.

We will not be excused from our obligations under the alternative payment mechanism if we determine not to pursue or complete the sale of qualifying APM securities solely due to pricing, coupon, dividend rate or dilution considerations.

Repayment of Principal

Scheduled Maturity

We must repay the principal amount of the Debentures, together with accrued and unpaid interest, on March 15, 2037, or if that date is not a business day, the following business day (the “scheduled maturity date”), subject to the limitations described below.

Our obligation to repay the Debentures on the scheduled maturity date is limited. We are required to repay the Debentures on the scheduled maturity date only to the extent that we have raised sufficient net proceeds from the issuance of qualifying capital securities, as described under “Description of the Replacement Capital Covenant” below, within a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date. If we have not raised sufficient proceeds to permit repayment of all principal and accrued and unpaid interest on the Debentures on the scheduled maturity date, the unpaid amount will remain outstanding until we have raised sufficient proceeds to permit repayment in full in accordance with the replacement capital covenant, we redeem the Debentures or acceleration following an event of default occurs.

We will agree in the junior subordinated indenture to use our commercially reasonable efforts (except as described below) to raise sufficient net proceeds from the issuance of qualifying capital securities in a 180-day period ending on a notice date not more than 15 and not less than 10 business days prior to the scheduled maturity date to permit repayment of the Debentures in full on this date in accordance with the replacement capital covenant. We will further agree in the junior subordinated indenture that if we are unable for any reason to raise sufficient proceeds to permit payment in full on the scheduled maturity date, we will use our commercially reasonable efforts (except as described below) to raise sufficient proceeds to permit repayment on the next quarterly interest payment date, and on each quarterly interest payment date thereafter until the Debentures are paid in full. Except under those circumstances, our failure to use our commercially reasonable efforts to raise these proceeds would be a breach of covenant under the junior subordinated indenture. However, in no event will such failure be an event of default thereunder.

Although under the replacement capital covenant the principal amount of Debentures that we may redeem or repay at any time may be based on the net cash proceeds from certain issuances during the applicable measurement period of common stock, qualifying warrants, mandatorily convertible preferred stock, debt exchangeable for common equity, debt exchangeable for preferred equity in addition to certain qualifying capital securities (as described under “Description of the Replacement Capital Covenant”), we have no obligation under the junior subordinated indenture to use commercially reasonable efforts to issue any securities other than qualifying capital securities or to use the proceeds of the issuance of any other securities to repay the Debentures on the scheduled maturity date or at any time thereafter.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of the specified series of indebtedness benefiting from the replacement capital covenant, provided that no such consent shall be required if (i) such amendment eliminates common stock, mandatorily convertible preferred stock, qualifying warrants or debt exchangeable for common equity (as defined in the replacement capital covenant) for purposes of determining the extent to which repayment, redemption or purchase of the Debentures is permitted in accordance with the replacement capital covenant and, after the issue date of the Debentures, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to so eliminate common stock, mandatorily convertible preferred stock, qualifying warrants or debt exchangeable for common equity would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States or (ii) such amendment or supplement is not adverse to the holders of the specified series of indebtedness benefiting from the replacement capital covenant.

We generally may amend or supplement the replacement capital covenant without the consent of the holders of the Debentures. We have agreed in the junior subordinated indenture for the Debentures that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining whether or to what extent repayment, redemption or purchase of the Debentures is permitted, except with the consent of holders of a majority by principal amount of the Debentures.

If any amount of Debentures remains outstanding after the scheduled maturity date, the principal amount of the outstanding Debentures will continue to bear interest at a floating rate of interest until paid as described above under “— Interest Rate and Interest Payment Dates.”

“Commercially reasonable efforts” to sell our qualifying capital securities means commercially reasonable efforts to complete the offer and sale of our qualifying capital securities to third parties that are not subsidiaries of ours in public offerings or private placements. We will not be considered to have made commercially reasonable efforts to effect a sale of qualifying capital securities if we determine to not pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.

We will be excused from our obligation under the junior subordinated indenture to use commercially reasonable efforts to sell qualifying capital securities to permit repayment of the Debentures under the terms of the replacement capital covenant if we provide written certification to the trustee (which certification will be forwarded to each holder of record of the Debentures) no more than 15 and no less than 10 business days in advance of the required repayment date certifying that:

•	a market disruption event was existing during the 180-day period preceding the date of the certificate or, in the case of any required repayment date following the scheduled maturity date, the 90-day period preceding the date of the certificate; and

•	either (a) the market disruption event continued for the entire 180-day period or 90-day period, as the case may be, or (b) the market disruption event continued for only part of the period, but we were unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Debentures in full.

Net proceeds that we are permitted to apply to the repayment of the Debentures on and after the scheduled maturity date will be applied, first, to pay deferred interest (including compounded interest thereon) to the extent of eligible proceeds under the alternative payment mechanism, second, to pay current interest that we are not paying from other sources and, third, to repay the principal of the Debentures; provided that if we are obligated to sell qualifying capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full. If we raise less than $5 million of net proceeds from the sale of qualifying capital securities during the relevant 180-day or 90-day period, we will not be required to repay any Debentures on the scheduled maturity date or the next quarterly interest payment date, as applicable, but we will use those net proceeds to repay the Debentures on the next quarterly interest payment date as of which we have raised at least $5 million of net proceeds.

Final Maturity Date

Any principal amount of the Debentures, together with accrued and unpaid interest, will be due and payable on the final maturity date of the Debentures, regardless of the amount of qualifying capital securities we have issued and sold by that time. The final maturity date will be March 15, 2067 or, if that date is not a business day, the following business day.

Redemption

The Debentures:

•	are repayable on the scheduled maturity date or thereafter as described under “— Repayment of Principal” above;

•	are redeemable, in whole or in part, at our option at any time at the redemption price set forth below;

•	are redeemable, in whole but not in part, after the occurrence of a “tax event” or a “rating agency event,” as described below; and

•	are not subject to any sinking fund or similar provisions.

Any redemption of the Debentures prior to March 15, 2047, will be subject to the restrictions described under “Description of the Replacement Capital Covenant” below. After March 15, 2047, we may redeem the Debentures using cash from any source.

In the case of any optional redemption or redemption within 90 days after the occurrence of a “tax event” or a “rating agency event,” each as defined below, the redemption price will be equal to (1) in the case of any redemption on or after March 15, 2017, 100% of the principal amount of the Debentures being redeemed or (2) in the case of any redemption prior to March 15, 2017, the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the present value of a principal payment on March 15, 2017 and scheduled payments of interest that would have accrued from the redemption date to March 15, 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the applicable spread, in each case plus accrued and unpaid interest to the redemption date. If in the case of an optional redemption, the Debentures are not redeemed in whole, we may not affect such redemption unless at least $25 million aggregate principal amount of the Debentures, excluding any Debentures held by us or any of our affiliates, remains outstanding after giving effect to such redemption.

“Tax event” means the receipt by us of an opinion of counsel experienced in such matters to the effect that, as a result of any:

•	amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is effective on or after the date of issuance of the Debentures; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced on or after the date of issuance of the Debentures; or

•	threatened challenge asserted in connection with an audit of us or our subsidiaries, or a threatened challenge asserted in writing against any tax payer that has raised capital through the issuance of securities that are substantially similar to the Debentures and which securities were rated investment grade at the time of issue of such securities;

there is more than an insubstantial increase in the risk that interest payable by us on the Debentures is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes.

“Rating agency event” means a change by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Exchange Act that currently publishes a rating for us (a “rating agency”) to its equity credit criteria for securities such as the Debentures, as such criteria is in effect on the date of this prospectus supplement (the “current criteria”), which change results in (i) the length of time for which such current criteria is scheduled to be in effect is shortened with respect to the Debentures, or (ii) a lower equity credit being given to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such rating agency pursuant to its current criteria.

For the purposes of clause (2) in the third preceding paragraph:

•	“treasury rate” means the semi-annual equivalent yield to maturity of the “treasury security” that corresponds to the “treasury price” (calculated in accordance with standard market practice and computed as of the second trading day preceding the redemption date);

•	“treasury security” means the United States Treasury security that the “treasury dealer” determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields;

•	“treasury price” means the bid-side price for the treasury security as of the third trading day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the treasury dealer determines that the price information is not reasonably reflective of the actual bid-side price of the treasury security prevailing at 3:30 p.m., New York City time, on that trading day, then treasury price will instead mean the bid-side price for the treasury security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the treasury dealer through such alternative means as are commercially reasonable under the circumstances;

•	“treasury dealer” means Citigroup Global Markets Inc. (or its successor) or, if Citigroup Global Markets Inc. (or its successor) refuses to act as treasury dealer for this purpose or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by us for these purposes; and

•	“applicable spread” means 0.50% in the case of a tax event, 0.50% in the case of a rating agency event and 0.25% in all other cases.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Debentures or portions thereof called for redemption.

We may not redeem the Debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, including deferred interest, has been paid in full on all outstanding Debentures for all interest periods terminating on or before the redemption date.

In the event of any redemption, neither we nor the trustee will be required to:

•	issue, register the transfer of, or exchange, Debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of Debentures and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any Debentures so selected for redemption, except, in the case of any Debentures being redeemed in part, any portion thereof not to be redeemed.

The provisions relating to defeasance discussed in the accompanying prospectus shall apply to the Debentures.

Subordination

The payment of the principal of and interest on the Debentures is expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture, in right of payment to the prior payment in full of all of our senior indebtedness.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal of, and interest and premium (if any) on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations (other than obligations pursuant to the junior subordinated indenture and the Debentures) for money borrowed;

•	all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles (including but not limited to the junior subordinated debentures, series A, issued pursuant to the indenture dated as of December 24, 1996, between USF&G Corporation and The Bank of New York, as amended, the junior subordinated debentures, series C, issued pursuant to the indenture dated as of July 8, 1997, between USF&G Corporation and The Bank of New York, as amended and the junior subordinated deferrable interest debentures, issued pursuant to the indenture dated as of December 23, 1997 between MMI Companies, Inc. and The Bank of New York, as amended);

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business)

•	all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation and reimbursement obligations of ours to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The Debentures will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the Debentures or (3) any of our indebtedness owed to a person who is our subsidiary or employee.

All liabilities of our subsidiaries including trade accounts payable and accrued liabilities arising in the ordinary course of business are effectively senior to the Debentures to the extent of the assets of such subsidiaries. As of December 31, 2006, our indebtedness for money borrowed ranking senior to the Debentures upon liquidation, on an unconsolidated basis, totaled approximately $3.3 billion and our subsidiaries’ direct borrowings and other obligations (excluding intra-company debt) that would effectively rank senior to the Debentures upon liquidation totaled approximately $2.5 billion.

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all senior indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the Debentures. In such an event, we will pay or deliver directly to the holders of senior indebtedness, any payment or distribution otherwise payable or deliverable to holders of the Debentures. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on senior indebtedness, the holders of Debentures together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the Debentures and such other obligations, subject to the limitation on payments of deferred and unpaid interest described under “— Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership,” before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the Debentures.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the Debentures before we have paid all the senior indebtedness in full, then such holders of the Debentures will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the Debentures having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the Debentures.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Limitation on Claims in the Event of Our Bankruptcy, Insolvency or Receivership

The junior subordinated indenture provides that each holder of Debentures, by that holder’s acceptance of the Debentures, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its Debentures, that holder of Debentures will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the alternative payment mechanism to the extent the amount of such interest exceeds the sum of (x) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid and (y) an amount equal to such holder’s pro rata share of the excess, if any, of the preferred stock issuance cap over the aggregate amount of net proceeds from the sale of qualifying preferred stock and unconverted mandatorily convertible preferred stock that we have applied to pay deferred interest pursuant to the alternative payment mechanism; provided that each holder of Debentures is deemed to agree that to the extent the remaining claim exceeds the amount set forth in clause (x), the amount it receives in respect of such excess shall not exceed the amount it would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of qualifying preferred stock.

Denominations

The Debentures will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000. We expect that the Debentures will be held in book-entry form only, as described under “Book-Entry System,” and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists; and

•	certain other conditions as prescribed in the junior subordinated indenture are met.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such junior subordinated indenture with the same effect as if it had been an original party to the junior subordinated indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the junior subordinated indenture and under the Debentures.

Events of Default; Waiver and Notice

The following events are “events of default” with respect to the Debentures:

•	default in the payment of interest, including compounded interest, in full on any Debentures for a period of 30 days after the conclusion of a 10-year period following the commencement of any deferral period if at such time such deferral period has not ended;

•	default in the payment of principal on the Debentures when due, whether at stated maturity, upon redemption, upon a declaration of acceleration or otherwise, subject to the limitations described under “Repayment of Principal”; or

•	certain events of bankruptcy, insolvency or receivership.

An event of default does not include a failure to comply with covenants under the junior subordinated indenture, including our obligations under the alternative payment mechanism.

The junior subordinated indenture for the Debentures provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the cases of a default or an event of default in payment on the Debentures, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the junior subordinated indenture occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debentures may declare the entire principal amount of and all accrued but unpaid interest on all Debentures to be due and payable immediately.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding Debentures can, subject to certain conditions, rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding Debentures may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holder of each outstanding Debentures.

The holders of a majority in principal amount of the Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the junior subordinated indenture.

We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

Actions Not Restricted by Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “— Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the Debentures upon a change of control or other event involving us that may adversely affect the creditworthiness of the Debentures.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the Debentures may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Debentures. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon), including the scheduled maturity date and the final maturity date;

•	a change in the manner of calculating payments due on the Debentures in a manner adverse to holders of Debentures;

•	a change in the place of payment for any payment on the Debentures that is adverse to holders of the Debentures or a change in the currency in which any payment on the Debentures is payable;

•	an impairment of the right of any holder of Debentures to institute suit for payments on the Debentures;

•	a reduction in the percentage of outstanding Debentures required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of the junior subordinated indenture or certain defaults under the junior subordinated indenture; and

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding Debentures may, on behalf of all holders of the Debentures, waive compliance by us with any covenant or condition contained in the junior subordinated indenture.

We and the trustee may execute, without the consent of any holder of Debentures, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by any such successor of our covenants contained in the junior subordinated indenture and the Debentures;

•	adding or modifying covenants of us for the benefit of the holders of the Debentures or surrendering any of our rights or powers under the junior subordinated indenture; provided that such addition, modification or surrender may not add events of default or acceleration events with respect to the Debentures;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the Debentures;

•	curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture that may be defective or inconsistent with any other provision therein or in any supplemental indenture or making any other provisions with respect to matters or questions arising under the junior subordinated indenture, provided that such other provisions shall not adversely affect the interests of the holders of the Debentures in any material respect; or

•	making any changes to the junior subordinated indenture in order for the junior subordinated indenture to conform to the final prospectus supplement.

Book-Entry System

The Depository Trust Company, or “DTC,” which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the Debentures. The Debentures will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the Debentures, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Debentures so long as the Debentures are represented by global security certificates.

Investors may elect to hold interests in the Debentures in global form through either DTC in the United States or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V. (“Euroclear”), if they are participants in those systems, or indirectly through organizations which are participants in those systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for

Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear (in such capacities, the “U.S. Depositaries”).

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants (the “DTC Participants”) deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream, Luxembourg holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depositary, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Debentures held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Debentures held beneficially through the Euroclear System will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear System.

We will issue the Debentures in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated Debentures upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such Debentures. If we determine at any time that the Debentures shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for note certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Debentures represented by these certificates for all purposes under the Debentures and the junior subordinated indenture governing the Debentures. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Debentures represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any Debentures represented by these certificates for any purpose under the Debentures or the junior subordinated indenture governing the Debentures.

All payments on the Debentures represented by the global security certificates and all transfers and deliveries of related Debentures will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream, Luxembourg and the Euroclear System has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the Debentures will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and the Euroclear System, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Debentures received in Clearstream, Luxembourg or the Euroclear System as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Debentures settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream, Luxembourg or the Euroclear System as a result of sales of the Debentures by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or the Euroclear System cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Debentures among participants of DTC, Clearstream, Luxembourg and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

Governing Law

The junior subordinated indenture and the Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of Debentures unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the Debentures that are then outstanding by tender, in the open market or by private agreement.

DESCRIPTION OF THE REPLACEMENT CAPITAL COVENANT

We have summarized below all the material terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is subject to and qualified in its entirely by the terms and provisions of the full document, a copy of which will be filed with the SEC as an exhibit to a current report on Form 8-K. References to “we,” “us” and “our” in the following description refer only to The Travelers Companies, Inc. and not any of its subsidiaries.

We will covenant in a replacement capital covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the Debentures that we will not repay, redeem or purchase, and will cause our subsidiaries not to repay, redeem or purchase, as applicable, the Debentures before March 15, 2047, except to the extent that the principal amount repaid or the applicable redemption, repayment or purchase price, that is raised through the issuance of replacement capital securities, does not exceed the sum of the following amounts raised through the issuance of replacement capital securities (as defined below):

(a) the applicable percentage (as defined below) of (i) the aggregate amount of net cash proceeds received by us and our subsidiaries from the sale of our common stock and “qualifying warrants” to persons other than us and our subsidiaries and (ii) the market value of any common stock that we and our subsidiaries have issued to persons other than us and our subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which we or any of our subsidiaries has received equity credit from any NRSRO (as defined below), in each case since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”); plus

(b) the aggregate amount of net cash proceeds received by us and our subsidiaries since the most recent “measurement date” (without double counting proceeds received in any prior “measurement period”) from the sale of “mandatorily convertible preferred stock,” “debt exchangeable for common equity,” “debt exchangeable for preferred equity” and “qualifying capital securities” (collectively with our common stock and qualifying warrants, the “replacement capital securities”) to persons other than us and our subsidiaries.”

Our covenants in the replacement capital covenant run only to the benefit of holders of the “covered debt.” The replacement capital covenant is not intended for the benefit of holders of the Debentures and may not be enforced by them, and the replacement capital covenant is not a term of the junior subordinated indenture or the Debentures, except that we will agree in the junior subordinated indenture that we will not amend the replacement capital covenant to impose additional restrictions on the type or amount of qualifying capital securities that we may include for purposes of determining when repayment, redemption or purchase of the Debentures is permitted, except with the consent of the holders of a majority in principal amount of the Debentures. The initial series of covered debt is our 6.750% Senior Notes due 2036 (CUSIP: 792860AK4) (the “initial covered debt”). The replacement capital covenant includes provisions requiring us to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100 million in outstanding principal amount, subject to additional procedures. We expect that, at all times prior to March 15, 2047, we will be subject to the replacement capital covenant and, accordingly, will be restricted in our ability to repay, redeem or purchase the Debentures.

Our ability to raise proceeds from the replacement capital securities during the applicable measurement period with respect to any proposed repayment, redemption or purchase of the Debentures will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those replacement capital securities.

We may amend or supplement the replacement capital covenant from time to time with the consent of the holders of at least a majority in principal amount of the then-effective series of covered debt. We may, acting alone and without the consent of the holders of the covered debt (the “covered debtholders”), amend or supplement the replacement capital covenant if (i) the effect of such amendment or supplement is solely to impose additional restrictions on the types of securities qualifying as replacement capital securities, and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate to that effect, (ii) such amendment or supplement is not adverse to the covered debtholders and one of our officers has delivered to the holders of the then-effective series of covered debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to such covered debtholders or (iii) such amendment or supplement eliminates common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock as replacement capital securities if, in the case of this clause (iii), after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to so eliminate common stock, debt exchangeable for common equity, qualifying warrants and/or mandatorily convertible preferred stock would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States.

The replacement capital covenant will terminate upon the earliest to occur of (i) March 15, 2047, or, if earlier, the date on which the Debentures are otherwise repaid, redeemed or purchased in full in accordance with the terms of the replacement capital covenant, (ii) the date, if any, on which the holders of a majority in principal amount of the then-effective specified series of covered debt consent or agree to the termination of the replacement capital covenant and our obligations thereunder, (iii) the date on which we cease to have any series of outstanding “eligible senior debt” or “eligible subordinated debt” (in each case, without giving effect to the rating requirement in clause (b) of the definition of each such term) and (iv) the date on which an event of default under the junior subordinated indenture resulting in an acceleration of the Debentures occurs.

If we are obligated to sell replacement capital securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by us from those sales and available for such payments shall be applied to the Debentures and those other securities having the same scheduled repayment date or scheduled redemption date as the Debentures pro rata in accordance with their respective outstanding principal amounts (but taking into account any other payments made on such other securities from other sources of funds) and none of such net proceeds shall be applied to any other securities having a later scheduled repayment date or scheduled redemption date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full.

For the avoidance of doubt, any reference in this section “Description of the Replacement Capital Covenant” to any repayment of our securities will be deemed to include a reference to defeasance of our obligations under such securities.

“Applicable percentage” means 1 divided by (a) 75% with respect to any repayment, redemption or purchase prior to March 15, 2017, (b) 50% with respect to any repayment, redemption or purchase on or after March 15, 2017 and prior to March 15, 2037 and (c) 25% with respect to any repayment, redemption or purchase on or after March 15, 2037.

“Common stock” means our common stock (including treasury shares of common stock), common stock issued pursuant to any dividend reinvestment plan or our employee benefit plans, a security of ours, ranking upon our liquidation, dissolution or winding up junior to our qualifying non-cumulative perpetual preferred stock and pari passu with our common stock, that tracks the performance of, or relates to the results of, a business, unit or division of us, and any securities issued in exchange therefore in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event.

“Covered debt” means (a) at the date of the replacement capital covenant and continuing to but not including the first redesignation date, the initial covered debt and (b) thereafter, commencing with each redesignation date and continuing to but not including the next succeeding redesignation date, indebtedness, other than the Debentures and other pari passu securities, which is eligible subordinated debt or, if no eligible subordinated debt is then outstanding, eligible senior debt, identified pursuant to the replacement capital covenant as the covered debt for such period.

“Debt exchangeable for common equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (i) debt securities of ours that are not redeemable prior to settlement of the stock purchase contract and (ii) a fractional interest in a stock purchase contract for a share of our common stock that will be settled in three years or less, with the number of shares of common stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such debt securities;

•	provides that the investors directly or indirectly grant us a security interest in such debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our common stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which our debt securities are remarketed to new investors commencing not later than the settlement date of the purchase contract;

•	provides for the proceeds raised in the remarketing to be used to purchase our common stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the purchase contract, provides that the stock purchase contracts will be settled by us acquiring our debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for common equity.

“Debt exchangeable for preferred equity” means a security or combination of securities (together in this definition, “such securities”) that:

•	gives the holder a beneficial interest in (a) our subordinated debt securities that include a provision requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising proceeds at least equal to the deferred distributions on such subordinated debt securities commencing not later than the second anniversary of the commencement of such deferral period and that are our most junior subordinated debt (or rank pari passu with our most junior subordinated debt) (in this definition, our “subordinated debt”) and (b) a fractional interest in a stock purchase contract for a share of our non-cumulative perpetual preferred stock that ranks pari passu with or junior to all of our other preferred stock (in this definition, our “preferred stock”);

•	provides that the investors directly or indirectly grant to us a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase our preferred stock pursuant to such stock purchase contracts;

•	includes a remarketing feature pursuant to which our subordinated debt is remarketed to new investors commencing not later than the first distribution date that is at least five years after the date of issuance of securities or earlier in the event of an early settlement event based on (i) the dissolution of the issuer of such debt exchangeable for preferred equity or (ii) one or more financial tests set forth in the terms of the instrument governing such debt exchangeable for preferred equity;

•	provides for the proceeds raised in the remarketing to be used to purchase our preferred stock under the stock purchase contracts and, if there has not been a successful remarketing by the first distribution date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by us acquiring our subordinated debt securities or other collateral directly or indirectly pledged by investors in the debt exchangeable for preferred equity;

•	includes a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant that will apply to such securities and to our preferred stock, and will not include debt exchangeable for preferred equity as a replacement security; and

•	if applicable, after the issuance of such preferred stock, provides the holders of such securities with a beneficial interest in such preferred stock.

“Mandatorily convertible preferred stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such preferred stock convert into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock.

“Measurement date” means: (a) with respect to any repayment, redemption or purchase of Debentures on or prior to March 15, 2037 (the “scheduled maturity date”), the date that is 180 days and (b) with respect to any repayment, redemption or purchase of Debentures after the scheduled maturity date, the date that is 90 days, in each case prior to delivery of notice of such redemption or prior to the date of such repayment or purchase.

“Measurement period” means the period from a measurement date to the related notice date or repayment or purchase date. Measurement periods cannot run concurrently.

“Qualifying capital securities” means securities (other than common stock, qualifying warrants, mandatorily convertible preferred stock and debt exchangeable for common equity) that, in the determination of our board of directors reasonably construing the definitions and other terms of the replacement capital covenant, meet one of the following criteria:

•	in connection with any repayment, redemption or purchase of Debentures prior to March 15, 2017:

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years and (c) either (x) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and have either a no payment provision or are non-cumulative or (y) have a mandatory trigger provision and are subject to intent-based replacement disclosure and have either an optional deferral provision or a no payment provision; or

•	preferred stock issued by us or our subsidiaries that (a) is non-cumulative, (b) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (c) has no maturity or a maturity of at least 60 years and (d) either (x) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant or (y) has a mandatory trigger provision and is subject to intent-based replacement disclosure; or

•	securities issued by us or our subsidiaries that (a) rank pari passu or junior to other preferred stock of the issuer, (b) have no maturity or a maturity of at least 40 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant, (d) have an optional deferral provision and (e) have a mandatory trigger provision; or

•	in connection with any repayment, redemption or purchase of Debentures at any time on or after March 15, 2017 but prior to March 15, 2037:

•	all securities described under the first bullet of this definition that would be qualifying capital securities prior to March 15, 2017;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) have no maturity or a maturity of at least 60 years, (c) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and (d) have an optional deferral provision;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) are non-cumulative or have a no payment provision, (c) have no maturity or a maturity of at least 60 years and (d) are subject to intent-based replacement disclosure;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) are non-cumulative or have a no payment provision, (c) have no maturity or a maturity of at least 40 years and (d) are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) have an optional deferral provision, (c) have a mandatory trigger provision and (d) have no maturity or a maturity of at least 60 years;

•	cumulative preferred stock issued by us or our subsidiaries that (a) has no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) (x) has no maturity or a maturity of at least 60 years and (y) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant; or

•	other securities issued by us or our subsidiaries that (a) rank upon our liquidation, dissolution or winding-up either (x) pari passu with or junior to the Debentures or (y) pari passu with the claims of our trade creditors and junior to all of our long-term indebtedness for money borrowed (other than our long-term indebtedness for money borrowed from time to time outstanding that by its terms ranks pari passu with such securities on our liquidation, dissolution or winding-up), (b) have an optional deferral provision or a no payment provision and (c) have a mandatory trigger provision and (d) either (x) have no maturity or a maturity of at least 40 years and intent-based replacement disclosure or (y) have no maturity or a maturity of at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant; or

•	in connection with any repayment, redemption or purchase of Debentures at any time on or after March 15, 2037:

•	all securities described under the second bullet of this definition that would be qualifying capital securities on or after March 15, 2017 but prior to March 15, 2037;

•	preferred stock issued by us that (a) (x) has no maturity or a maturity of at least 60 years and (y) is subject to intent-based replacement disclosure and (b) is non-cumulative;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) either (x) have no maturity or a maturity of at least 40 years and are subject to intent-based replacement disclosure or (y) have no maturity or a maturity at least 30 years and are subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant and (c) are non-cumulative;

•	securities issued by us or our subsidiaries that (a) rank pari passu with or junior to the Debentures upon our liquidation, dissolution or winding up, (b) have an optional deferral provision, (c) have a mandatory trigger provision, (d) have no maturity or a maturity at least 30 years and (e) are subject to intent-based replacement disclosure; or

•	cumulative preferred stock issued by us or our subsidiaries that either (a) has no maturity or a maturity of at least 60 years and is subject to intent-based replacement disclosure or (b) has a maturity of at least 40 years and is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant.

For purposes of the definitions provided above, the following terms shall have the following meanings:

“Alternative payment mechanism” means, with respect to any securities or combination of securities (together in this definition, “such securities”), provisions in the related transaction documents requiring us to issue (or use commercially reasonable efforts to issue) one or more types of APM qualifying securities raising eligible proceeds at least equal to the deferred distributions on such securities and apply the proceeds to pay unpaid distributions on such securities, commencing on the earlier of (x) the first distribution date after commencement of a deferral period on which we pay current distributions on such securities and (y) the fifth anniversary of the commencement of such deferral period, and that:

•	define “eligible proceeds” to mean, for purposes of such alternative payment mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by us or any of our subsidiaries as consideration for such securities) that we have received during the 180 days prior to the related distribution date from the issuance of APM qualifying securities, up to the preferred cap (as defined below in the sixth bullet of this definition) in the case of APM qualifying securities that are qualifying non-cumulative perpetual preferred stock or mandatorily convertible preferred stock;

•	permit us to pay current distributions on any distribution date out of any source of funds but (x) require us to pay deferred distributions only out of eligible proceeds and (y) prohibit us from paying deferred distributions out of any source of funds other than eligible proceeds;

•	if deferral of distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require us not to repay, redeem or purchase any APM qualifying securities or any of our securities that on a bankruptcy or liquidation of us rank pari passu or junior to such APM qualifying securities until at least one year after all deferred distributions have been paid;

•	may include a provision that, notwithstanding the common cap (as defined below in the sixth bullet of this definition) and the preferred cap, for purposes of paying deferred distributions, limits our ability to sell shares of common stock, qualifying warrants, or mandatorily convertible preferred stock above an aggregate cap specified in the transaction documents (a “share cap”), subject to our agreement to use commercially reasonable efforts to increase the share cap amount (i) only to the extent that we can do so and simultaneously satisfy our future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of common stock or (ii) if we cannot increase the share cap amount as contemplated in the preceding clause, by requesting our board of directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of our authorized common stock for purposes of satisfying our obligations to pay deferred distributions, provided that such share cap shall not represent a lower proportion of our outstanding shares of common stock as of the date of issuance of such APM qualifying securities than the share cap amount applicable to the Debentures represents as a proportion of our outstanding shares of common stock as of the date of this prospectus supplement;

•	permit us, at our option, to provide that if we are involved in a merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as an entirety to any other person (a “business combination”) where immediately after the consummation of the business combination more than 50% of the voting stock of the surviving entity of the business combination or the person to whom all or substantially all of our assets have been transferred, conveyed or leased is owned by the shareholders of the other party to the business combination, then the first three bullet points of this definition will not apply to any deferral period that is terminated on the next interest payment date following the date of consummation of the business combination; and

•	limit our obligation to issue (or use commercially reasonable efforts to issue) APM qualifying securities up to:

•	in the case of APM qualifying securities that are common stock or qualifying warrants, an aggregate amount of all common stock issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable with the exercise of previously issued qualifying warrants, pursuant to the alternative payment mechanism with respect to deferred distributions during the first five years of any deferral period equal to 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recently publicly available consolidated financial statements as of the date of such issuance (the “common cap”), provided (and it being understood) that the common cap shall cease to apply to such deferral period by a date (as specified in the related transaction documents) which shall be not later than the fifth anniversary of the commencement of such deferral period; and

•	in the case of APM qualifying securities that are qualifying non-cumulative perpetual preferred stock, or mandatorily convertible preferred stock, an amount from the issuance of such qualifying non-cumulative perpetual preferred stock and then still-outstanding mandatorily convertible preferred stock pursuant to the related alternative payment mechanism (including, in the case of qualifying non-cumulative perpetual preferred stock, at any point in time from all prior issuances thereof pursuant to such alternative payment mechanism) equal to 25% of the initial principal or stated amount of the securities that are the subject of the related alternative payment mechanism (the “preferred cap”);

•	provided (and it being understood) that:

•	we shall not be obligated to issue (or use commercially reasonable efforts to issue) APM qualifying securities for so long as a “market disruption event” has occurred and is continuing;

•	if, due to a market disruption event or otherwise, we are able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred distributions on any distribution date, we will apply any available eligible proceeds to pay accrued and unpaid distributions on the applicable distribution date in chronological order subject to the common cap, preferred cap and share cap (if any), as applicable; and

•	if we have outstanding more than one class or series of securities under which we are obligated to sell a type of APM qualifying securities and apply some part of the proceeds to the payment of deferred distributions, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of deferred distributions on such securities shall be applied to such securities on a pro rata basis in proportion to the total amounts that are due on such securities.

“APM qualifying securities” means one or more of the following:

•	common stock;

•	qualifying warrants;

•	qualifying non-cumulative perpetual preferred stock; and

•	mandatorily convertible preferred stock.

“Covered debtholder” means each person (whether a holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells our long-term indebtedness for money borrowed during the period that such long-term indebtedness for money borrowed is covered debt.

“Distribution date” means, as to any securities or combination of securities, the dates on which periodic distributions on such securities are scheduled to be made.

“Distribution period” means, as to any securities or combination of securities, each period from and including the later of the issue date and a distribution date for such securities to but excluding the next succeeding distribution date for such securities.

“Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not our subsidiaries.

“Eligible senior debt” means, at any time, each series of our outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks most senior among the issuer’s then outstanding classes of indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) of this definition that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible subordinated debt” means, at any time, each series of our then outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding-up of the issuer, ranks subordinate to the issuer’s then outstanding series of indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a redesignation date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000, and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Holder” means, as to the covered debt then in effect, each holder of such covered debt as reflected on the securities register maintained by or on behalf of us with respect to such covered debt.

“Intent-based replacement disclosure” means, as to any security or combination of securities (together in this definition, “securities”), that we have publicly stated our intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the SEC made by us under the Exchange Act prior to or contemporaneously with the issuance of such securities, that we, to the extent the securities provide us with equity credit, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.

“Mandatory trigger provision” means, as to any security or combination of securities (together in this definition, “securities”), provisions in the terms thereof or of the related transaction agreements that (a) require or, at its option in the case of non-cumulative perpetual preferred stock, permit the issuer of such securities to make payment of distributions on such securities only pursuant to the issue and sale of APM qualifying securities, within no more than two years of a failure to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid distributions on such securities (including without limitation all deferred and accumulated amounts) and in either case require the application of the net proceeds of such sale to pay such unpaid distributions, provided that (1) if the APM qualifying securities issued and sold are qualifying non-cumulative perpetual preferred stock or mandatorily convertible preferred stock, the amount of the net proceeds of qualifying non-cumulative perpetual preferred stock and mandatorily convertible preferred stock applied, together with the net proceeds of all prior issuances of qualifying non-cumulative preferred stock and any still-outstanding mandatorily convertible preferred stock applied during the current and all prior deferral periods, to pay such distributions pursuant to such provision may not exceed 25% of the initial liquidation or principal amount of such securities and (2) if the APM qualifying securities issued and sold are common stock or qualifying warrants and if the mandatory trigger provision does not require such issuance and sale within one year of such failure, the number of shares of common stock issued or issuable upon the exercise of such qualifying warrants plus the number of shares of common stock previously issued or issuable upon the exercise of previously issued qualifying warrants may not exceed 2% of the total number of issued and outstanding shares of our common stock as of the date of our most recent publicly available consolidated financial statements as of the date of such issuance, (b) prohibit the issuer from purchasing any APM qualifying securities or any of our securities that on our bankruptcy or liquidation rank pari passu or junior to such APM qualifying securities prior to the date that is six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such unpaid distributions, and (c) upon any liquidation, dissolution, winding up, reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to us, limit the claim of the holders of such securities (other than non-cumulative perpetual preferred stock) to distributions that accumulate during a period in which we fail to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements to (x) 25% of the principal amount of such securities then outstanding in the case of securities not permitting the issuance and sale pursuant to the provisions described in clause (a) above of securities other than common stock or qualifying warrants or (y) interest that relates to the earliest two years of the portion of the deferral period for which interest has not been paid in all other cases. No remedy other than permitted remedies may arise by the terms of such securities or related transaction agreements in favor of the holders of such securities as a result of the issuer’s failure to pay distributions because of the mandatory trigger provision or as a result of the issuer’s exercise of its right under an optional deferral provision until distributions have been deferred for one or more distribution periods that total together at least ten years.

“Market disruption events” means one or more events or circumstances substantially similar to those listed as “market disruption events” in the junior subordinated indenture.

“Market value” means, on any date, the closing sale price per share of common stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the common stock is traded or quoted; if the common stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the market price will be the average of the mid-point of the bid and ask prices for the common stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by us for this purpose.

“No payment provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:

•	an alternative payment mechanism; and

•	an optional deferral provision modified and supplemented from the general definition of that term to provide that:

•	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event has occurred and is continuing, ten years, without any remedy other than permitted remedies and the obligations (and limitations on obligations) described in the definition of “alternative payment mechanism” applying; and

•	if we become subject to a bankruptcy, insolvency, receivership or similar proceeding prior to the redemption or repayment of such securities, the holders of such securities will have no claim to any deferred and unpaid distributions except for distributions that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid on such securities; provided, however, that holders of such securities may have an additional preferred equity claim in respect of deferred and unpaid distributions which are in excess of distributions that relate to the earliest two years of the portion of the deferral period for which distributions have not been paid on such securities that is senior to our common stock and is or would be pari passu with any qualifying non-cumulative preferred stock up to the amount equal to their pro rata shares of any unused portion of the preferred cap (as defined in the definition of alternative payment mechanism).

“Non-cumulative” means, with respect to any securities, that the issuer may elect not to make any number of periodic distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more permitted remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

“Optional deferral provision” means, as to any securities, provisions in the terms thereof or of the related transaction agreements to the effect of either bullet point below:

•	(a) the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods of up to five years or, if a market disruption event is continuing, ten years, without any remedy other than permitted remedies and (b) an alternative payment mechanism (provided that such alternative payment mechanism need not apply during the first five years of any deferral period and need not include a common cap or preferred cap); or

•	the issuer of such securities may, in its sole discretion, defer in whole or in part payment of distributions on such securities for one or more consecutive distribution periods up to ten years, without any remedy other than permitted remedies.

“Other qualifying capital replacement covenant” means a replacement capital covenant, as identified by our board of directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of the replacement capital covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Exchange Act and (ii) that restricts the related issuer from redeeming or purchasing identified securities except from the applicable percentage of the proceeds of specified replacement capital securities that have terms and provisions at the time of redemption or purchase that are as or more equity-like than the securities then being redeemed or purchased, raised within 180 days prior to the applicable redemption or purchase date.

“Permitted remedies” means, with respect to any securities, one or more of the following remedies:

•	rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and

•	complete or partial prohibitions preventing the issuer from paying distributions on or purchasing common stock or other securities that rank pari passu with or junior as to distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.

“Qualifying non-cumulative perpetual preferred stock” means our non-cumulative preferred stock that ranks pari passu with or junior to all of our other preferred stock, is perpetual and (a) is subject to a replacement capital covenant substantially similar to the replacement capital covenant or an other qualifying capital replacement covenant; provided that the applicable percentage as defined in such covenant is defined as 1 divided by 75% and that the qualifying capital securities permitted under such covenant are limited to the first three types of qualifying capital securities listed in that definition above or (b) is subject to both (1) mandatory suspension of dividends in the event we breach certain financial metrics specified within the offering documents, and (2) intent-based replacement disclosure. Additionally, in both (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of distributions other than permitted remedies.

“Qualifying warrants” means any net share settled warrants to purchase our common stock that (1) have an exercise price greater than the current stock market price, determined as specified in the instrument governing such warrants, of our common stock, and (2) we are not entitled to redeem for cash and the holders of which are not entitled to require us to purchase for cash in any circumstances.

“Redesignation date” means, as to the covered debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such covered debt, (b) if we elect to redeem or repay, or we or one of our subsidiaries elects to purchase, such covered debt either in whole or in part with the consequence that after giving effect to such redemption, repayment or purchase the outstanding principal amount of such covered debt is less than $100,000,000, the applicable redemption, repayment or purchase date and (c) if such covered debt is not eligible subordinated debt, the date on which we issue long-term indebtedness for money borrowed that is eligible subordinated debt.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the Debentures by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the Debentures of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of Debentures by an ERISA Plan with respect to which we are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL”) has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the Debentures. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) provides a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Because of the foregoing, the Debentures should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a Debenture, each purchaser and subsequent transferee of a Debenture will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the Debentures constitutes assets of any Plan or (ii) the purchase and holding of the Debentures by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Debentures on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the Debentures. Purchasers of the Debentures have exclusive responsibility for ensuring that their purchase and holding of the Debentures do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any Debentures to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

CERTAIN UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES

The following summary describes certain United States federal income and estate tax consequences of the purchase, ownership and disposition of the Debentures as of the date hereof. Unless otherwise stated, this summary deals only with Debentures held as capital assets by a holder who purchases the Debentures upon original issuance at their initial offering price and does not constitute a detailed description of the United States federal income and estate tax considerations applicable to you if you are subject to special treatment under the United States federal income or estate tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	holding the Debentures as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	liable for alternative minimum tax;

•	an investor in a pass-through entity; or

•	a United States person whose “functional currency” is not the U.S. dollar.

As used herein, the term “United States holder” means a holder of the Debentures that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

The term “non-United States holder” means a beneficial owner of a Debenture (other than a partnership) that is not a United States holder.

The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those discussed below.

In addition, the authorities on which this summary is based are subject to various interpretations. The Debentures are novel financial instruments, and there is no statutory, judicial or administrative authority that directly addresses the United States federal income tax treatment of securities similar to the Debentures. We have not sought any rulings concerning the treatment of the Debentures, and the opinion of Simpson Thacher & Bartlett LLP expressed herein is not binding on the Internal Revenue Service (“IRS”) or the courts, either of which could disagree with the explanations or conclusions contained in this summary. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed in this summary or that a court would not sustain such a challenge. Nevertheless, Simpson Thacher & Bartlett LLP has advised us that it believes that, if challenged, the opinion expressed in this summary would be sustained by a court with jurisdiction in a properly presented case.

If a partnership holds the Debentures, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Debentures, you should consult your tax advisor.

This summary does not contain a detailed description of all the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase, ownership or disposition of the Debentures, you should consult your own tax advisor concerning the United States federal income and estate tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.

Classification of the Debentures

We agree, and by purchasing the Debentures, each holder of the Debentures agrees, to treat the Debentures as indebtedness for all United States federal income tax purposes. In connection with the issuance of the Debentures, Simpson Thacher & Bartlett LLP, our special tax counsel, has advised us that, under current law and assuming full compliance with the terms of the indenture, and based on the representations, facts and assumptions set forth in its opinion, although the matter is not free from doubt, the Debentures will be characterized as indebtedness for United States federal income tax purposes. The remainder of this discussion assumes that the Debentures will be treated as our indebtedness.

United States Holders

The following discussion is a summary of certain United States federal income tax consequences that will apply to you if you are a United States holder of Debentures.

Interest Income and Original Issue Discount

Under applicable United States Treasury regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount (“OID”). We believe that, as of the date of this prospectus supplement, the likelihood that we will exercise our option to defer payments of interest under the terms of the Debentures is remote within the meaning of the United States Treasury regulations. Accordingly, upon issuance, we believe the Debentures will not be treated as issued with OID. In such case, subject to the discussion below, the Debentures will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the Debentures as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, we exercise our right to defer payments of interest on the Debentures, the Debentures will become OID instruments at that time. In that case, you will be subject to special OID rules described below. Once the Debentures become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding. Under the OID economic accrual rules, the following occurs:

•	regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments (including interest on deferred interest) called for under the terms of the Debentures using the constant-yield-to-maturity method of accrual described in section 1272 of the Code;

•	the actual cash payments of interest you receive on the Debentures would not be reported separately as taxable income;

•	any amount of OID included in your gross income, will increase your tax basis in the Debentures; and

•	the interest payments that you receive in respect of accrued OID will reduce your tax basis in the Debentures.

The IRS has not yet addressed in any rulings or other interpretations the U.S. Treasury regulations dealing with OID and the deferral of interest payments where the issuer of a debt instrument has a right to defer interest payments. It is possible that the IRS could assert that the Debentures were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether we exercise our option to defer payments of interest on the Debentures.

Sale or Redemption of the Debentures

If your Debentures are sold or redeemed, you will recognize gain or loss equal to the difference between:

•	your amount realized on the sale or redemption of the Debentures (less an amount equal to any accrued but unpaid interest that you did not previously include in income, which will be taxable as such); and

•	your adjusted tax basis in the Debentures sold or redeemed.

Your gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if you have held your Debentures for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation for taxable years beginning on or before December 31, 2011. The deductibility of capital losses is subject to limitations.

Non-United States Holders

The following discussion is a summary of certain United States federal income and estate tax consequences that will apply to you if you are a non-United States holder of the Debentures. Special rules may apply to certain non-United States holders, such as “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid United States federal income tax and certain expatriates, among others, that are subject to special treatment under the Code. Such non-United States holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

United States Federal Withholding Tax

As stated above, this discussion assumes that the Debentures will be respected as our indebtedness under current law. In such case, under present United States federal income tax law, and subject to the discussion below concerning backup withholding, United States federal withholding tax will not apply to any payment by us or any paying agent of principal or interest (which for purposes of this discussion includes any OID) to you on the Debentures under the “portfolio interest” exception, provided that:

•	interest paid on the Debentures is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the Debentures is described in section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person or (b) you hold the Debentures through certain financial intermediaries and satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to non-United States holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of premium, if any, and interest (including OID) made to you will be subject to a 30% United States federal withholding tax, unless you provide us or our paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the Debentures is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed under “— United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any gain that you realize on the sale or other disposition of the Debentures.

If, contrary to the opinion of our tax counsel, the Debentures were recharacterized as our equity, payments on the Debentures would generally be subject to United States federal withholding tax at a rate of 30% (or such lower applicable income tax treaty rate).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest (including OID) on the Debentures is effectively connected with the conduct of such trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), you will be subject to United States federal income tax on such interest (including OID) on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed under “— United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of such interest (including OID), subject to adjustments.

You will generally not be subject to United States federal income tax on any gain you realize upon a sale or other disposition of the Debentures unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of such disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the Debentures beneficially owned by you at the time of your death, provided that any payment to you on the Debentures would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described under “— United States Federal Withholding Tax,” without regard to the statement requirement described in the fifth bullet point of that section.

Information Reporting and Backup Withholding

United States Holders

In general, information reporting requirements will apply to certain payments made on the Debentures and to the proceeds of sale of the Debentures made to you (unless you are an exempt recipient such as a corporation). Backup withholding may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or fail to report in full interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, and you have provided the certification described in the fifth bullet point under “— Non-United States Holders — United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of the Debentures made within the United States or conducted through certain United States related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person, as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Debentures set forth opposite the underwriter’s name.

Principal amount
Underwriters	of Debentures

Citigroup Global Markets Inc.	$320,000,000
J.P. Morgan Securities Inc.	270,000,000
Lehman Brothers Inc.	270,000,000
Deutsche Bank Securities Inc.	35,000,000
HSBC Securities (USA) Inc.	35,000,000
Morgan Stanley & Co. Incorporated	35,000,000
Greenwich Capital Markets, Inc.	35,000,000

Total	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Debentures included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Debentures if they purchase any of the Debentures.

The underwriters propose to offer some of the Debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer some of the Debentures to dealers at the public offering price less a concession not to exceed 0.6% of the principal amount of the Debentures. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.3% of the principal amount of the Debentures on sales to other dealers. After the initial offering of the Debentures to the public, the representatives may change the public offering price and concessions.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Debentures).

Paid by Travelers

Per Debenture	1.00%

We estimate that our total expenses for this offering will be approximately $4.6 million (excluding underwriting discounts and commissions).

In connection with the offering, the representatives may purchase and sell Debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of Debentures in excess of the principal amount of Debentures to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the Debentures in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of Debentures made for the purpose of preventing or retarding a decline in the market price of the Debentures while the offering is in progress.

In connection with this offering, for a limited period after the issue date the underwriters may over-allot or effect transactions with a view to supporting the market price of the Debentures at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchase Debentures originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the Debentures. They may also cause the price of the Debentures to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We expect that delivery of the Debentures will be made against payment therefor on or about March 12, 2007, which will be the fifth New York business day following the date of pricing of the Debentures of this prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three New York business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Debentures on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the Debentures initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Debentures who wish to trade Debentures on the date of this prospectus supplement or the next succeeding New York business day should consult their own advisor.

Travelers has agreed in the underwriting agreement that for a period of 30 days after the date of this prospectus supplement, neither it, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the Debentures.

The Debentures are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the Debentures, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the Debentures.

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business, for which they will receive customary fees and expenses.

As described above in “Use of Proceeds,” we currently intend to use the net proceeds from this offering (1) to redeem approximately $892.5 million of 4.5% junior convertible subordinated notes that become redeemable on April 18, 2007; and (2) to replace a portion of other indebtedness. If the net proceeds are used in this manner, more than 10% of the net proceeds of this offering, not including underwriting compensation, may be received by the underwriters, each of which is a member of the National Association of Securities Dealers, Inc. (“NASD”), or their affiliates. Consequently, this offering is being conducted in compliance with NASD Conduct Rule 2710(h).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a “relevant member state”), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the “relevant implementation date”), an offer of the Debentures described in this prospectus supplement may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Debentures that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of Debentures described in this prospectus supplement located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the Debentures have not authorized and do not authorize the making of any offer of the Debentures through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Debentures as contemplated in this prospectus supplement. Accordingly, no purchaser of the Debentures, other than the underwriters, is authorized to make any further offer of the Debentures on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement and its contents is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive (“Qualified Investors”) that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant persons should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Hong Kong

The Debentures may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Debentures may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The Debentures have not been registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Debentures may not be circulated or distributed, nor may the Debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Debentures are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Debentures under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the Debentures will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell, New York, New York. Davis Polk & Wardwell has in the past provided, and may continue to provide, legal services to us.

EXPERTS

The consolidated financial statements and the related financial statement schedules of The Travelers Companies, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

The Travelers Companies, Inc.

Senior Debt Securities
Subordinated Debt Securities
Junior Subordinated Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Stock Purchase Contracts
and
Units

Travelers Capital Trust II
Travelers Capital Trust III
Travelers Capital Trust IV
Travelers Capital Trust V

Preferred Securities
guaranteed to the extent set forth herein
by The Travelers Companies, Inc.

We will provide you with more specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

The Travelers Companies, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “TRV”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 5, 2007.

Unless the context otherwise indicates, the terms “Travelers”, “we”, “us” or “our” means The Travelers Companies, Inc. and its consolidated subsidiaries, and the term “Trusts” means, collectively, Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV and Travelers Capital Trust V.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration or continuous process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC office mentioned under the heading “Where You Can Find More Information”.

i

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference. Neither we, the Trusts nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$”).

A SPECIAL NOTE REGARDING FORWARD-LOOKING
STATEMENT DISCLOSURE AND CERTAIN RISKS

This prospectus may contain, and documents incorporated by reference herein may contain, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Specifically, we may make forward-looking statements about our results of operations (including, among others, premium volume, income from continuing operations, net and operating income and return on equity), financial condition and liquidity; the sufficiency of our asbestos and other reserves (including, among others, asbestos claim payment patterns); the cost and availability of reinsurance coverage; and strategic initiatives. Such statements are subject to risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

Some of the factors that could cause actual results to differ include, but are not limited to, the following: catastrophe losses could materially reduce our profitability and adversely impact our ratings, our ability to raise capital and the availability and cost of reinsurance; if actual claims exceed our loss reserves, or if changes in the estimated level of loss reserves are necessary, our financial results could be significantly and adversely affected; our business could be harmed because of our potential exposure to asbestos and environmental claims and related litigation; we are exposed to, and may face adverse developments involving, mass tort claims such as those relating to exposure to potentially harmful products or substances; the effects of emerging claim and coverage issues on our business are uncertain; reinsurance may not protect us against losses; the insurance industry is the subject of a number of investigations by state and federal authorities in the United States, and we cannot predict the outcome of these investigations or their impact on our business or financial results; our businesses are heavily regulated and changes in regulation may reduce our profitability and limit our growth; a downgrade in our claims-paying and financial strength ratings could significantly reduce our business volumes, adversely impact our ability to access the capital markets and increase our borrowing costs; our investment portfolio may suffer reduced returns or losses which could reduce our profitability; the intense competition that we face could harm our ability to maintain or increase our profitability and premium volume; the inability of our insurance subsidiaries to pay dividends to us in sufficient amounts would harm our ability to meet our obligations and to pay future dividends; assessments and other surcharges for guaranty funds, second-injury funds, catastrophe funds and other mandatory pooling arrangements may reduce our profitability; loss or significant restriction of the use of credit scoring in the pricing and underwriting of personal insurance products could reduce our future profitability; disruptions to our relationships with our distributors, independent agents and brokers could adversely affect us; if we experience difficulties

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with outsourcing relationships, technology and/or data security, our ability to conduct our business might be negatively impacted.

Our forward-looking statements speak only as of the date of this prospectus or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our common stock is traded on the New York Stock Exchange under the symbol “TRV.” You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us at our web site at http://www.travelers.com. The information on our web site is not part of this prospectus.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering under this prospectus:

•	Annual Report on Form 10-K/A for the year ended December 31, 2006;

•	Current Reports on Form 8-K filed on February 13, 2007 and February 27, 2007;

•	Definitive Proxy Statement on Form 14A for the 2006 Annual Shareholders’ Meeting; and

•	Form 8-A filed on October 17, 1991, including any amendments or supplements thereto.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

The Travelers Companies, Inc.
Attn: Corporate Secretary
385 Washington Street
St. Paul, Minnesota 55102
Telephone No.: (651) 310-7911

We have not included or incorporated by reference in this prospectus any separate financial statements of the Trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the Trusts;

•	the Trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our subordinated debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the Trusts as described in this prospectus.

Although the Trusts would normally be required to file information with the SEC on an ongoing basis, we expect the SEC to exempt the Trusts from filing this information for as long as we continue to file our information with the SEC.

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THE TRAVELERS COMPANIES, INC.

The Travelers Companies, Inc. is a holding company principally engaged, through its subsidiaries, in providing a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The company, known as The St. Paul Companies, Inc. prior to its merger on April 1, 2004 with Travelers Property Casualty Corp., is incorporated as a general business corporation under the laws of the State of Minnesota and is one of the oldest insurance organizations in the United States, dating back to 1853. Upon completion of the merger with Travelers Property Casualty Corp., the company was named The St. Paul Travelers Companies, Inc. The company’s name was changed to The Travelers Companies, Inc. on February 26, 2007.

The principal executive offices of the company are located at 385 Washington Street, St. Paul, Minnesota 55102, and the telephone number is (651) 310-7911. Unless the context otherwise indicates, the terms “we”, “us” or “our” mean The Travelers Companies, Inc. and its consolidated subsidiaries.

THE TRUSTS

Each of Travelers Capital Trust II, Travelers Capital Trust III, Travelers Capital Trust IV and Travelers Capital Trust V (each a “Trust” and collectively the “Trusts”) is a statutory trust created under Delaware law. Each of the Trusts exists for the exclusive purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in such Trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in the Trust’s assets, to us in a total liquidation amount equal to at least 3% of the Trust’s total capital;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining the Trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior debt securities, subordinated debt securities and warrants we sell to a Trust will be the sole assets of such Trust, and, accordingly, payments under the senior or subordinated debt securities will be the sole revenues of such Trust, and such Trust’s ability to distribute shares of our common stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such Trust. We will acquire and own all of the common securities of each of the Trusts, which will have an aggregate liquidation amount equal to at least 3% of the total capital of the applicable Trust. The common securities will rank on a parity with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the applicable declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities.

Each Trust has a term of 49 years, but may dissolve earlier as provided in each respective declaration of trust. The Trusts’ business and affairs are conducted by the trustees. The trustees for the Trusts are The Bank of New York, as institutional trustee, The Bank of New York (Delaware), as the Delaware trustee, and two regular trustees or “administrative trustees” who are officers of The Travelers Companies, Inc. The Bank of New York, as institutional trustee, will act as sole indenture trustee under the declarations of trust. The Bank of New York will also act as guarantee trustee under the guarantee and as indenture trustee under the subordinated debt indenture.

The duties and obligations of each trustee are governed by the declarations of trust. As issuer of the senior or subordinated debt securities to be purchased by the Trusts and as borrower under the applicable indenture, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to the Trusts and any offering of the Trusts’ preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trusts is c/o The Travelers Companies, Inc., 385 Washington Street, St. Paul, Minnesota 55102, and the telephone number is (651) 310-7911.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO
COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred dividend requirements for each of the periods indicated:

	Year Ended December 31,
	2006		2005		2004		2003		2002

Ratio of earnings to fixed charges	15.24	x	8.46	x	4.11	x	11.89	x	N/A(1)
Ratio of earnings to combined fixed charges and preferred dividend requirements	14.96	x	8.25	x	4.01	x	11.89	x	N/A(1)

(1)	Income (loss) available for fixed charges in 2002 included a $1.39 billion charge for strengthening asbestos reserves, net of the benefit from an indemnification agreement with Citigroup, Inc., a former affiliate. For the year ended December 31, 2002, our earnings were not sufficient to cover fixed charges by $260 million.

For accounting purposes, the merger of St. Paul and Travelers Property was accounted for as a reverse acquisition with Travelers Property treated as the accounting acquirer. Accordingly, this transaction was accounted for as a purchase business combination, using Travelers Property’s historical financial information and applying fair value estimates to the acquired assets, liabilities and commitments of St. Paul as of April 1, 2004. Data for the years 2002 through 2003 reflect information for Travelers Property only. Data included for the year ended December 31, 2004 reflect information for Travelers Property only for the period January 1, 2004 through March 31, 2004, and information for Travelers for the period April 1, 2004 through December 31, 2004. Data for the years ended December 31, 2005 and December 31, 2006 reflect information for Travelers.

The ratio of earnings to fixed charges is computed by dividing income available for fixed charges by the fixed charges. For purposes of this ratio, fixed charges consist of that portion of rentals deemed representative of the appropriate interest factor.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

We may issue senior debt securities, subordinated debt securities or junior subordinated debt securities. None of the senior debt securities, the subordinated debt securities or the junior subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The junior subordinated debt securities will constitute part of our junior subordinated debt, will be issued under a junior subordinated indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, including our subordinated debt, as defined in the junior subordinated indenture. The prospectus supplement for any series of subordinated debt securities or junior subordinated debt securities will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. None of the indentures limit our ability to incur additional senior indebtedness.

“Debt securities” in this prospectus refers to the senior debt securities, the subordinated debt securities and the junior subordinated debt securities.

The debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, the subordinated debt indenture, in the case of the subordinated debt securities and the junior subordinated debt indenture, in the case of the junior subordinated debt securities. Each of the senior debt indenture and the subordinated debt indenture is a contract between us and The Bank of New York, which will act as trustee. The junior subordinated debt indenture will be a contract between us and The Bank of New York Trust Company, N.A., which will act as trustee. The indentures are substantially similar, except for (i) the covenant described below under “— Restrictive Covenants — Limitations on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, which is included only in the senior debt indenture, (ii) the provisions relating to subordination, which are included only in the subordinated debt indenture and the junior subordinated debt indenture, (iii) the definition of senior indebtedness in the subordinated debt indenture and the junior subordinated debt indenture is different in each indenture, and (iv) the events of default contained in the junior subordinated indenture are limited to payment defaults and certain events of bankruptcy.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “— Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. The indentures and the debt securities are governed by the laws of the State of New York. A copy of the senior debt indenture, dated as of March 12, 2002, the form of subordinated debt indenture and the form of junior subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

We may issue as many distinct series of debt securities under any of the indentures as we wish. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We describe the meaning for only the more important terms. Whenever we refer to the defined terms of the indentures in this prospectus or in the prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount. The prospectus supplement relating to original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and any material additional tax considerations applicable to such debt securities.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities, a series of subordinated debt securities or a series of junior subordinated debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the rate or rates, which may be fixed or variable, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities are payable;

•	the dates on which interest, if any, on the series of debt securities will be payable, the regular record dates for the interest payment dates and whether interest payments may be deferred;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•	the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000, the denominations in which the series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of such series of debt securities;

•	the currency of payment of principal, premium, if any, and interest on the series of debt securities;

•	if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

•	the applicability of the provisions described under “— Restrictive Covenants — Defeasance”;

•	any event of default under the series of debt securities if different from those described under “— Default and Related Matters — What Is an Event of Default?”;

•	if the series of debt securities will be issuable only in the form of a global security, as described under “— Legal Ownership — Global Securities”, the depository or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus.

Legal Ownership

Street Name and Other Indirect Holders

Investors who hold debt securities in accounts at banks or brokers will generally not be recognized by us as legal holders of debt securities. This is called holding in “street name”. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities ( i.e., those who are registered as holders of debt securities). As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that registered holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “— Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement indicates whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities.  As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “— Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated.  In a few special situations described later, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder. The rights of street name investors and direct holders in the debt securities have been previously described in the subsections entitled, “— Street Name and Other Indirect Holders” and “— Direct Holders”.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under “— Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not we or the trustee) is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “— Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	Additional Mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several Special Situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	Subordination Provisions in the subordinated debt indenture and junior subordinated indenture that may prohibit us from making payments on those securities;

•	a Restrictive Covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the voting stock of some of our subsidiaries. A particular series of debt securities may have additional restrictive covenants;

•	situations in which we may invoke the provisions relating to Defeasance;

•	your rights if we Default or experience other financial difficulties; and

•	our Relationship With the Trustee.

Additional Mechanics

Form, Exchange and Transfer

The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the prospectus supplement, in denominations of $2,000 and multiples of $1,000 in excess of $2,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the issuance, transfer or exchange of debt securities during the period beginning at the opening of business 15 days before the day we mail the notice of redemption and ending at the close of business on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless the following conditions (among others) are met:

•	Where we merge out of existence or sell or lease substantially all our assets, the other firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•	It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiaries, called liens, as discussed under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiaries, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

Changes Requiring Your Approval.  First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

•	change the place or currency of payment on a debt security;

•	impair your right to sue for payment of any amount due on your debt security;

•	impair any right that you may have to exchange or convert the debt security for or into securities or other property;

•	reduce the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduce the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote.  The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of all series affected thereby, voting together as a single class. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval.  The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote.  Fourth, we need a vote by direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described later under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such a majority vote to obtain a waiver of any past default, except a payment default listed in the first category described later under “— Default and Related Matters — Events of Default”.

Modification of Subordination Provisions.  In addition, we may not modify the subordination provisions of the subordinated debt indenture or the junior subordinated indenture in a manner that would adversely affect the outstanding subordinated debt securities or junior subordinated debt securities, as the case may be, of any one or more series in any material respect, without the consent of the direct holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Further Details Concerning Voting.  When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•	for debt securities whose principal amount is not known (for example, because it is based on an index) we will use a special rule for that debt security described in the prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described under “Defeasance — Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken within 90 days following the record date.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities or junior subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture and junior subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture. Junior subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the junior subordinated debt indenture, to all of our senior indebtedness, as defined in the junior subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture and subordinated debt indenture.

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements;

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us; and

•	to satisfy the expenses and fees of the subordinated debt indenture trustee under the subordinated debt indenture.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness we owe to a subsidiary of ours;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness we owe to any trust, other than the Trusts and St. Paul Capital Trust I (a statutory trust created under Delaware law by us), or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities; and

•	indebtedness we may incur in violation of the subordinated debt indenture.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal of, and interest and premium (if any) on, and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus:

•	all of our obligations (other than obligations pursuant to the junior subordinated indenture and the junior subordinated debt securities) for money borrowed;

•	all of our obligations evidenced by notes, debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses and including all other debt securities issued by us to any trust or a trustee of such trust, or to a partnership or other affiliate that acts as a financing vehicle for us, in connection with the issuance of securities by such vehicles (including but not limited to the junior subordinated debentures, series A, issued pursuant to the indenture dated as of December 24, 1996, between USF&G Corporation and The Bank of New York, as amended, the junior subordinated debentures, series C, issued pursuant to the indenture dated as of July 8, 1997, between USF&G Corporation and The Bank of New York, as amended and the junior subordinated deferrable interest debentures, issued pursuant to the indenture dated as of December 23, 1997 between MMI Companies, Inc. and The Bank of New York, as amended);

•	all of our obligations under leases required or permitted to be capitalized under generally accepted accounting principles;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for federal income tax purposes (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours;

•	all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise;

•	all compensation and reimbursement obligations of ours to the trustee pursuant to the junior subordinated indenture; and

•	all amendments, modifications, renewals, extensions, refinancings, replacements and refundings of any of the above types of indebtedness.

The junior subordinated debt securities will rank senior to all of our equity securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) indebtedness incurred for the purchase of goods, materials or property, or for services obtained in the ordinary course of business or for other liabilities arising in the ordinary course of business, (2) any indebtedness which by its terms expressly provides that it is not superior in right of payment to the junior subordinated debt securities, or (3) any of our indebtedness owed to a person who is our subsidiary or our employees.

Each of the subordinated debt indenture and junior subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness (as defined in the applicable indenture) has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities or junior subordinated debt securities, as the case may be, in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•	(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

If the trustee under the subordinated debt indenture or junior subordinated indenture, as the case may be, or any direct holders of the subordinated debt securities or junior subordinated debt securities, as the case may be, receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities or junior subordinated debt securities, as the case may be, of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called “covenants” where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture we have made the promise described in the next paragraph. The subordinated debt indenture and junior subordinated debt indenture not include the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by a mortgage, pledge, lien, security interest or other encumbrance on any voting stock of a designated subsidiary, unless we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, at our election, any of our or any designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in any designated subsidiary.

As used here:

•	voting stock means all classes of stock (including any interest in such stock) outstanding of a designated subsidiary that are normally entitled to vote in elections of directors;

•	designated subsidiary means any of our subsidiaries that, together with its subsidiaries, has assets exceeding 20% of our consolidated assets. As of the date of this prospectus, St. Paul Fire and Marine Insurance Company, Travelers Property Casualty Corp. and its wholly-owned subsidiaries, Travelers Insurance Group Holdings Inc., The Travelers Indemnity Company and Travelers Casualty and Surety Company, are the only subsidiaries satisfying this 20% test. For purposes of applying the 20% test, the assets of a subsidiary and our consolidated assets are both determined as of the last day of the most recent calendar quarter ended at least 30 days prior to the date of the 20% test and in accordance with generally accepted accounting principles as in effect on the last day of such calendar quarter; and

•	subsidiary means a corporation, association, company or trust in which we and/or one or more of our other subsidiaries owns at least 50% of the voting stock, which is a kind of stock that ordinarily permits its owners to vote for election of directors.

Defeasance

The following discussion of full defeasance and covenant defeasance will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance.  If there is a change in federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•	there must be a change in current federal tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and such defeasance had not occurred. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities and junior subordinated debt securities, the following requirements must also be met:

•	no event or condition may exist that, under the provisions described above under “— Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities or junior subordinated debt securities, as the case may be, on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities or junior subordinated debt securities, as the case may be, would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplished full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities and junior subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance.  Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•	we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•	we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and such covenant defeasance had not occurred.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•	our promises regarding conduct of our business previously described under “— Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described under “— Special Situations — Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described under “— Default and Related Matters — Events of Default — What Is an Event of Default?”.

In addition, in the case of subordinated debt securities and junior subordinated debt securities, the provisions described above under “— Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

Ranking With Our Other Unsecured Creditors

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations, and therefore, they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities and the junior subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and the junior subordinated debt indenture, as the case may be.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term “event of default” generally means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•	we do not deposit money into a separate custodial account, known as sinking fund, when such deposit is due, if we agree to maintain any such sinking fund;

•	we remain in breach of the restrictive covenant described previously under “— Restrictive Covenants — Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries” or any other term of the applicable indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or direct holders of at least 25% of the principal amount of debt securities of the affected series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

However, unless otherwise specified in the applicable prospectus supplement, under the terms of the junior subordinated indenture, a covenant default is not an event of default.

Remedies If an Event of Default Occurs.  If you are the holder of a subordinated debt or junior subordinated debt security, all remedies available upon the occurrence of an event of default under the applicable indenture will be subject to the restrictions on the subordinated debt securities and junior subordinated debt securities, as the case may be, described above under “— Subordination Provisions”. If an event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

Reference is made to the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 90 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Our Relationship With the Trustee

The Bank of New York is the trustee under the senior debt indenture and, the subordinated debt indenture. The Bank of New York Trust Company, N.A. will be the trustee under the junior subordinated indenture. The Bank of New York is also a lender under a revolving credit agreement among us and certain banks named therein providing for aggregate borrowing by us of a maximum of $1.0 billion. No borrowings under this facility were outstanding at December 31, 2006. At December 31, 2006, The Bank of New York had issued $94.9 million in letters of credit on our behalf. The Bank of New York is also the trustee under other indentures pursuant to which we or our subsidiaries have issued debt securities and they or their affiliates have provided, and may in the future provide, commercial and investment banking services to us from time to time.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes the provisions of our amended and restated articles of incorporation that would be important to holders of our preferred stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation which is an exhibit to the registration statement which contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated articles of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our Authorized Preferred Stock

Under our amended and restated articles of incorporation our board of directors is authorized, without further action by our shareholders, to establish from the 5,000,000 undesignated shares authorized by our amended and restated articles of incorporation one or more classes and series of shares, to designate each such class and series, to fix the relative rights and preferences of each such class and series and to issue such shares. Such rights and preferences may be superior to common stock as to dividends, distributions of assets (upon liquidation or otherwise) and voting rights. Undesignated shares may be convertible into shares of any other series or class of stock, including common stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•	the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to cumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated articles of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on a parity in all respects with each other series of preferred stock and prior to our common stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption, and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends will be set forth in the applicable prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the common stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement, which will be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will (1) describe the matters to be voted on and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges (other than any change in the fees of any depositary, registrar or transfer agent) or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for common stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes the provisions of our amended and restated articles of incorporation and bylaws that would be important to holders of common stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated articles of incorporation and bylaws which are exhibits to the registration statement which contains this prospectus.

Our Common Stock

Our authorized capital stock includes 1,745,000,000 shares of common stock. As of February 15, 2007, there were 675,597,123 shares of common stock outstanding, which were held by 89,234 shareholders of record.

Each share of common stock is entitled to participate pro rata in distributions upon liquidation, subject to the rights of holders of preferred shares, and to one vote on all matters submitted to a vote of shareholders, including the election of directors. Holders of common stock have no preemptive or similar equity preservation rights, and cumulative voting of shares in the election of directors is prohibited.

The holders of common stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of preferred shares. We are a holding company, and our primary source for the payment of dividends is dividends from our subsidiaries. Various state laws and regulations limit the amount of dividends that may be paid to us by our insurance subsidiaries.

The outstanding shares of common stock are, and the shares of common stock offered by the registration statement when issued will be, fully paid and nonassessable.

Our common stock is listed on the New York Stock Exchange under the symbol “TRV”.

Transfer Agent

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Limitation of Liability and Indemnification Matters

We are subject to Minnesota Statutes, Chapter 302A. Minnesota Statutes, Section 302A.521, provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined in Section 302A.521 of the Minnesota Statutes) of that person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses (including attorneys’ fees and disbursements), incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of that person complained of in the proceeding, that person:

•	has not been indemnified therefor by another organization or employee benefit plan;

•	acted in good faith;

•	received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied;

•	in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

•	reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in that person’s official capacity for the corporation, or, in the case of acts or omissions in that person’s official capacity for other affiliated organizations, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Our bylaws provide that we will indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity against judgments, penalties, fines (including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including, without limitation, attorneys’ fees and disbursements) incurred by that person in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521.

We have directors’ and officers’ liability insurance policies, with coverage of up to $250 million, subject to various deductibles and exclusions from coverage.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase senior debt securities, subordinated debt securities, preferred stock, common stock or any combination of these securities, and these warrants may be issued by us independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement which contains this prospectus.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock, as applicable, at a future date or dates. The price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following summary outlines the material terms and provisions of the preferred securities that the Trusts may offer. The particular terms of any preferred securities a Trust offers and the extent if any to which these general terms and provisions may or may not apply to the preferred securities will be described in the applicable prospectus supplement.

Each of the Trusts will issue the preferred securities under a declaration of trust which we will enter into at the time of any offering of preferred securities by such Trust. The declarations of trust for the Trusts are subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and The Bank of New York (Delaware) will act as Delaware trustee and The Bank of New York will act as institutional trustee under the declarations of trusts for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable declaration of trust and those made part of the declaration of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

Each declaration of trust will provide that the applicable Trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to a Trust in exchange for the proceeds of the sales of the preferred and common securities, and because the preferred securities represent undivided interests in the related debt securities, any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to such Trust. If we fail to make a payment on the senior or the subordinated debt securities, the Trust holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on its preferred securities. If the related debt securities, and, accordingly, the preferred securities are convertible into or exchangeable for shares of our common stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to a Trust, such Trust will be unable to distribute to the holders any of our shares of common stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•	the annual distribution rate, or method of determining the rate at which the Trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related debt securities;

•	whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•	the amount or amounts which will be paid out of the assets of the Trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Trust;

•	any obligation of the Trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	any terms and conditions upon which the debt securities held by the Trust issuing the securities may be distributed to holders of preferred securities;

•	if the related debt securities, and, accordingly, the preferred securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of the Trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the applicable declaration of trust or with applicable law.

We will guarantee the common and preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantee, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any common and preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the common and preferred securities, if the related debt securities, and, accordingly, the common and preferred securities are convertible into or exchangeable for shares of our common stock or other securities. Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the applicable prospectus supplement.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in an applicable prospectus supplement, each declaration of trust states that the applicable Trust will be dissolved:

•	on the expiration of the term of the Trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the Trust;

•	upon our written direction to the institutional trustee to dissolve the Trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the Trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the Trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after a Trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by the Trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	if any distribution of the related debt securities is determined by the institutional trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment, and.

•	if we issued warrants to the Trust, a number of warrants equal to the holders proportionate share to total number of warrants held by the Trust.

If a Trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by the Trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each declaration of trust:

•	an event of default under the applicable debt indenture occurs with respect to any related series of debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences:

•	if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the institutional trustee; and

•	if all existing events of default with respect to the related debt securities have been cured or waived except non-payment of principal on the related debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the declarations of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the institutional trustee or to direct the exercise of any trust or power conferred on the institutional trustee under the declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the institutional trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the institutional trustee for the Trusts, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the Trusts are not in default under the applicable declaration of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trusts

Each of the Trusts may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described in “— Liquidation Distribution Upon Dissolution”. Each Trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the Trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any State if:

•	the successor entity either:

•	expressly assumes all of the obligations of the Trust relating to its preferred and common securities; or

•	substitutes for the Trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we appoint a trustee of the successor entity who has substantially the same powers and duties as the institutional trustee of the Trust;

•	the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the Trust;

•	prior to the merger event, we shall provide to the Trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the Trust’s preferred or common securities in any material respect;

•	following the merger event, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•	following the merger event, the Trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes; and

•	we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee.

In addition, unless all of the holders of the preferred securities approve otherwise, a Trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it if the transaction would cause the Trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights except as discussed below and under “— Amendment to the Trust Agreements” and “Description of Trust Guarantees — Modification of the Trust Guarantees; Assignment” and as otherwise required by law.

If any proposed amendment to a declaration of trust provides for, or the trustee of the Trust otherwise proposes to effect:

•	any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by a Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee, or direct the exercise of any trust or power conferred upon the institutional trustee under the applicable declaration of trust, including the right to direct the institutional trustee, as holder of the debt securities and, if applicable, the warrants, to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related debt securities or execute any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	if we issue warrants to the Trust, direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee as the registered holder of the warrants;

•	waive certain past defaults under the indenture with respect to any related debt securities, or the warrant agreement with respect to any warrants;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities or the warrant agreement or warrants where consent is required.

In addition, before taking any of the foregoing actions, we will provide to the institutional trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes.

The institutional trustee will notify all preferred securities holders of a Trust of any notice of default received from the indenture trustee with respect to the debt securities held by the Trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for the purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address at least 7 days and not more than 60 days before the meeting.

No vote or consent of the holders of the preferred securities will be required for a Trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Trust Agreements

The declarations of trust may be amended from time to time by us and the institutional trustee and the administrative trustees of the Trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•	modify, eliminate or add to any provisions to the extent necessary to ensure that the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, to ensure that the debt securities held by the Trust are treated as indebtedness for United States federal income tax purposes or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act of 1940;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the declarations of trust may be made by us and the trustees of the Trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of a Trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the Trust to be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes, affect the treatment of the debt securities held by the Trust as indebtedness for United States federal income tax purposes or affect the Trust’s exemption from the Investment Company Act.

Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a Trust, a declaration of trust may not be amended to:

•	change the amount or timing of any distribution on the common or preferred securities of the Trust or otherwise adversely affect the amount of any distribution required to be made in respect of the securities as of a specified date;

•	change any of the conversion or redemption provisions; or

•	restrict the right of a holder of any securities to institute suit for the enforcement of any payment on or after the distribution date.

Removal and Replacement of Trustees

Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, the warrant agreement, we may remove the institutional trustee and the Delaware trustee at any time. If an event of default exists, the institutional trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the Trust’s common securities. No resignation or removal of the institutional trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the applicable declaration of trust.

Merger or Consolidation of Trustees

Any entity into which the institutional trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declaration of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Information Concerning the Institutional Trustee

For matters relating to compliance with the Trust Indenture Act, the institutional trustee for the Trusts will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the declarations of trust, the institutional trustee will undertake to perform only the duties specifically set forth in declarations of trust. While such an event of default exists, the institutional trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the institutional trustee is not obligated to exercise any of the powers vested in it by the applicable declaration of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default.

The Bank of New York, which is the institutional trustee for the Trusts and St. Paul Capital Trust I (a statutory trust created under Delaware law by us), also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking relationships with The Bank of New York, which are described above under “Description of Debt Securities We May Offer — Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of the each of the Trusts are authorized and directed to conduct the affairs of and to operate the applicable Trust in such a way that:

•	the Trust will not be taxable as a corporation or classified as other than a grantor trust for United States federal income tax purposes;

•	the debt securities held by the Trust will be treated as indebtedness of ours for United States federal income tax purposes; and

•	the Trust will not be deemed to be an investment company required to be registered under the Investment Company Act.

We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificate of trust or the applicable declaration of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

Registered holders of the preferred securities have no preemptive or similar rights.

No Trust may, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

The declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following describes certain general terms and provisions of the trust guarantees which we will execute and deliver for the benefit of the holders from time to time of preferred securities. The trust guarantees will be separately qualified as an indenture under the Trust Indenture Act, and The Bank of New York will act as indenture trustee under the trust guarantees for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the trust guarantees will be those contained in the trust guarantees and those made part of the trust guarantees by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantees, which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The trust guarantees will be held by the guarantee trustee of each Trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to common and preferred securities, in full, to the holders of the common and preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that a Trust may have except for the defense of payment:

•	any accumulated and unpaid distributions which are required to be paid on the common and preferred securities, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so;

•	the redemption price and all accumulated and unpaid distributions to the date of redemption with respect to any preferred securities called for redemption, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of related debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

•	the total liquidation amount and all accumulated and unpaid distributions on the common and preferred securities to the date of payment, to the extent the Trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the Trust remaining available for distribution to holders of such common and preferred securities in liquidation of the Trust.

Our obligation to make a payment under the trust guarantee may be satisfied by our direct payment of the required amounts to the holders of common and preferred securities to which the trust guarantee relates or by causing a Trust to pay the amounts to the holders. Payments under the trust guarantee will be made on the common and preferred securities on a pro rata basis. However, if an event of default under the applicable indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment on the common securities.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no vote will be required), each trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding common and preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in each trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding common and preferred securities to which each trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	all common and preferred securities to which the trust guarantee relates have been paid in full or redeemed in full by us, the applicable Trust or both;

•	the debt securities held by the applicable Trust have been distributed to the holders of the common and preferred securities; or

•	the amounts payable in accordance with the applicable declaration of trust upon liquidation of the Trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of common and preferred securities to which each trust guarantee relates must restore payment of any amounts paid on the common and preferred securities or under each trust guarantee.

Events of Default

There will be an event of default under the trust guarantees if we fail to perform any of our payment or other obligations under the trust guarantees. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under each of our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the common and preferred securities to which a trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such trust guarantee. If the guarantee trustee fails to enforce the applicable trust guarantee, any holder of common or preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of common or preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether the applicable trust guarantee is our senior or subordinated obligation. If such trust guarantee is our senior obligation it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

If such trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•	on parity with our most senior preferred or preference stock currently outstanding or issued in the future, with any guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our common stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the applicable trust guarantee relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantee, will undertake to perform only such duties as are specifically set forth in the applicable trust guarantee and, in case a default with respect to such trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the applicable trust guarantee at the request of any holder of the common or preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we may make payments of interest and any other payments when they are due on the debt securities held by a Trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by the Trust because of the following factors:

•	the total principal amount of the debt securities held by the Trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the Trust;

•	the interest rate and the interest payment dates and other payment dates on the debt securities held by the Trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the Trust;

•	we will pay, as borrower, and the Trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than obligations under the trust securities); and

•	the applicable declaration of trust will further provide that the Trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent the Trust has funds available to pay such amounts as and to the extent set forth under “Description of Trust Guarantees”. Taken together, our obligations under the debt securities, the applicable debt indenture, the applicable declaration of trust and the trust guarantees will provide a full, irrevocable and unconditional guarantee of a Trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a Trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, a Trust will not have sufficient funds to make its related payments, including distributions on the preferred securities. Our trust guarantee will not cover any payments when a Trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us. Our obligations under each trust guarantee will be subordinate to all of our senior indebtedness.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Simpson Thacher & Bartlett LLP, our special United States tax counsel, the following discussion is a summary of the material United States federal income tax consequences of the ownership of the debt securities, preferred securities and common and preferred stock as of the date hereof.

Except where noted, this summary deals only with debt securities, preferred securities and common and preferred stock that are held as capital assets, and does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws, including if you are:

•	a dealer in securities or currencies;

•	a financial institution;

•	a regulated investment company;

•	a real estate investment trust;

•	a tax-exempt organization;

•	an insurance company;

•	a person holding the debt securities, preferred securities, common stock or preferred stock as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a trader in securities that has elected the mark-to-market method of accounting for your securities;

•	a person liable for alternative minimum tax;

•	a partnership or other pass-through entity for United States federal income tax purposes;

•	a person whose “functional currency” is not the U.S. dollar;

•	a “controlled foreign corporation”;

•	a “passive foreign investment company”; or

•	a United States expatriate.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

The discussion below assumes that all the debt securities issued under this prospectus will be classified for United States federal income tax purposes as our indebtedness and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. Accordingly, if we intend to treat a debt security as other than debt for United States federal income tax purposes, we will disclose the relevant tax considerations in the applicable prospectus supplement. We will summarize any special United States federal tax considerations relevant to a particular issue of the debt securities, preferred securities or common or preferred stock in the applicable prospectus supplement. We will also summarize material federal income tax consequences, if any, applicable to any offering of warrants, stock purchase contracts, units or depositary shares in the applicable prospectus supplement.

For purposes of this summary, a “United States Holder” means a beneficial owner of the debt securities, preferred securities or common or preferred stock that is for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “Non-United States Holder” means a beneficial owner of the debt securities, preferred securities or common or preferred stock who is neither a United States Holder nor a partnership for United States federal income tax purposes.

If a partnership holds the debt securities, preferred securities or common or preferred stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, preferred securities or common or preferred stock, you should consult your tax advisors.

This summary does not represent a detailed description of the United States federal income tax consequences to you in light of your particular circumstances and does not address the effects of any state, local or non-United States tax laws. If you are considering the purchase of debt securities, preferred securities or common or preferred stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Debt Securities

Consequences to United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a United States Holder of debt securities.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be an original issue discount debt security.

Additional rules applicable to debt securities with OID that are denominated in or determined by reference to a currency other than the U.S. dollar are described under “— Foreign Currency Debt Securities” below.

A debt security with an “issue price” that is less than the stated redemption price at maturity (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt security will bear interest that is not qualified stated interest.

If you own a debt security issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial United States Holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of:

•	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period; over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments made on the debt security (other than qualified stated interest) on or before the first day of the accrual period. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held of record by persons other than corporations and other exempt holders.

Variable rate debt securities are subject to special OID rules. In the case of an original issue discount debt security that is a variable rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain variable rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a variable rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less, all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method United States Holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. United States Holders that report income for United States federal income tax purposes on the accrual method and certain other United States Holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding. If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of its payment or disposition.

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a debt security-by-debt security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

Sale, Exchange and Retirement of Debt Securities

Your tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued qualified stated interest that you did not previously include in income, which will be taxable as interest income) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, with respect to gain or loss attributable to changes in exchange rates as discussed below with respect to foreign currency debt securities, and with respect to contingent payment debt instruments which this summary generally does not discuss, that gain or loss will be capital gain or loss. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Debt Securities

Payments of Interest.  If you receive interest payments made in a foreign currency and you use the cash basis method of accounting, you will be required to include in income the U.S. dollar value of the amount received, determined by translating the foreign currency received at the “spot rate” for such foreign currency on the date such payment is received regardless of whether the payment is in fact converted into U.S. dollars. You will not recognize exchange gain or loss with respect to the receipt of such payment.

If you use the accrual method of accounting, you may determine the amount of income recognized with respect to such interest in accordance with either of two methods. Under the first method, you will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during such year, determined by translating such interest at the average rate of exchange for the period or periods during which such interest accrued. Under the second method, you may elect to translate interest income at the spot rate on:

•	the last day of the accrual period;

•	the last day of the taxable year if the accrual period straddles your taxable year; or

•	the date the interest payment is received if such date is within five days of the end of the accrual period.

Upon receipt of an interest payment on such debt security (including, upon the sale of a debt security, the receipt of proceeds which include amounts attributable to accrued interest previously included in income), you will recognize ordinary gain or loss in an amount equal to the difference between the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received) and the U.S. dollar value of the interest income you previously included in income with respect to such payment.

Original Issue Discount.  OID on a debt security that is also a foreign currency debt security will be determined for any accrual period in the applicable foreign currency and then translated into U.S. dollars, in the same manner as interest income accrued by a holder on the accrual basis, as described above. You will recognize exchange gain or loss when OID is paid (including, upon the sale of a debt security, the receipt of proceeds that include amounts attributable to OID previously included in income) to the extent of the difference between the U.S. dollar value of the accrued OID (determined in the same manner as for accrued interest) and the U.S. dollar value of such payment (determined by translating the foreign currency received at the spot rate for such foreign currency on the date such payment is received). For these purposes, all receipts on a debt security will be viewed:

•	first, as the receipt of any stated interest payments called for under the terms of the debt security;

•	second, as receipts of previously accrued OID (to the extent thereof), with payments considered made for the earliest accrual periods first; and

•	third, as the receipt of principal.

Market Discount and Bond Premium.  The amount of market discount on foreign currency debt securities includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency debt security is retired or otherwise disposed of. If you have elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period. You will recognize exchange gain or loss with respect to market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Bond premium on a foreign currency debt security will be computed in the applicable foreign currency. If you have elected to amortize the premium, the amortizable bond premium will reduce interest income in the applicable foreign currency. At the time bond premium is amortized, exchange gain or loss, which is generally ordinary gain or loss, will be realized based on the difference between spot rates at such time and the time of acquisition of the foreign currency debt security.

If you elect not to amortize bond premium, you must translate the bond premium computed in the foreign currency into U.S. dollars at the spot rate on the maturity date and such bond premium will constitute a capital loss which may be offset or eliminated by exchange gain.

Sale, Exchange and Retirement of Foreign Currency Debt Securities.  Upon the sale, exchange, retirement or other taxable disposition of a foreign currency debt security, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as a payment of interest for federal income tax purposes) and your adjusted tax basis in the foreign currency debt security. Your initial tax basis in a foreign currency debt security generally will be your U.S. dollar cost. If you purchased a foreign currency debt security with foreign currency, your cost generally will be the U.S. dollar value of the foreign currency amount paid for such foreign currency debt security determined at the time of such purchase. If your foreign currency debt security is sold, exchanged or retired for an amount denominated in foreign currency, then your amount realized generally will be based on the spot rate of the foreign currency on the date of sale, exchange or retirement. If you are a cash method taxpayer and the foreign currency debt securities are traded on an established securities market, foreign currency paid or received is translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment with respect to the purchase and sale of foreign currency debt securities traded on an established securities market, provided that the election is applied consistently.

Subject to the foreign currency rules discussed below, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other disposition, the foreign currency debt security has been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange or retirement of a foreign currency debt security would generally be treated as U.S. source gain or loss.

A portion of your gain or loss with respect to the principal amount of a foreign currency debt security may be treated as exchange gain or loss. Exchange gain or loss will be treated as ordinary income or loss and generally will be U.S. source gain or loss. For these purposes, the principal amount of the foreign currency debt security is your purchase price for the foreign currency debt security calculated in the foreign currency on the date of purchase, and the amount of exchange gain or loss recognized is equal to the difference between (i) the U.S. dollar value of the principal amount determined on the date of the sale, exchange, retirement or other disposition of the foreign currency debt security and (ii) the U.S. dollar value of the principal amount determined on the date you purchased the foreign currency debt security. The amount of exchange gain or loss will be limited to the amount of overall gain or loss realized on the disposition of the foreign currency debt security.

Exchange Gain or Loss with Respect to Foreign Currency.  Your tax basis in the foreign currency received as interest on a foreign currency debt security will be the U.S. dollar value thereof at the spot rate in effect on the date the foreign currency is received. Your tax basis in foreign currency received on the sale, exchange or retirement of a foreign currency debt security will be equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, exchange or retirement. As discussed above, if the foreign currency debt securities are traded on an established securities market, a cash basis United States Holder (or, upon election, an accrual basis United States Holder) will determine the U.S. dollar value of the foreign currency by translating the foreign currency received at the spot rate of exchange on the settlement date of the sale, exchange or retirement. Accordingly, your basis in the foreign currency received would be equal to the spot rate of exchange on the settlement date.

Any gain or loss recognized by you on a sale, exchange or other disposition of the foreign currency will be ordinary income or loss and generally will be United States source gain or loss.

Reportable Transactions.  Treasury regulations issued under the Code meant to require the reporting of certain tax shelter transactions could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions. Under the Treasury regulations, certain transactions are required to be reported to the Internal Revenue Service (“IRS”), including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of a foreign currency debt security or foreign currency received in respect of a foreign currency debt security to the extent that such sale, exchange, retirement or other taxable disposition results in a tax loss in excess of a threshold amount. If you are considering the purchase of a foreign currency debt security, you should consult with your own tax advisors to determine the tax return obligations, if any, with respect to an investment in the debt securities, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).

Consequences to Non-United States Holders

The following is a summary of the material United States federal income and estate tax consequences that will apply to you if you are a Non-United States Holder of debt securities.

United States Federal Withholding Tax

The 30% United States federal withholding tax will not apply to any payment of interest on the debt securities (including OID) under the “portfolio interest rule,” provided that:

•	interest paid on the debt securities is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code;

•	the interest is not considered contingent interest under Section 871(h)(4)(A) of the Code and the United States Treasury regulations thereunder; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) you hold your debt securities through certain foreign intermediaries and satisfy the certification requirements of applicable United States Treasury regulations. Special certification rules apply to Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you cannot satisfy the requirements described above, payments of interest, including OID, made to you will be subject to the 30% United States federal withholding tax, unless you provide us with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the debt securities is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of a debt security.

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest, including OID, on the debt securities is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis (although you will be exempt from the 30% United States federal withholding tax, provided the certification requirements discussed above in “United States Federal Withholding Tax” are satisfied) in the same manner as if you were a United States person as defined under the Code.

In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such interest, subject to adjustments.

Any gain realized on the disposition of a debt security generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on debt securities beneficially owned by you at the time of your death, provided that any payment to you on the debt securities, including OID, would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest rule” described above under “— United States Federal Withholding Tax,” without regard to the statement requirement described in the sixth bullet point of that section.

Information Reporting and Backup Withholding

Consequences to United States Holders

In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on debt securities and to the proceeds of sale of a debt security paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number or a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest (including OID) on the debt securities paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments on the debt securities that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and we have received from you the statement described above in the sixth bullet point under “Debt Securities — Consequences to Non-United States Holders — United States Federal Withholding Tax.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of a debt security made within the United States or conducted through certain United States-related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Preferred Securities

Classification of the Trust

We intend to take the position that each Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. As a result, for United States federal income tax purposes, you generally will be treated as owning an undivided beneficial ownership interest in the related debt securities held by the Trust. Thus, you will be required to include in your gross income your pro rata share of the interest income or OID that is paid or accrued on the related debt securities. See “Consequences to United States Holders — Interest Income and Original Issue Discount.”

Classification of the Debt Securities

We intend to take the position that the debt securities will be classified as our indebtedness for all United States tax purposes. We, the Trust and you (by your acceptance of a beneficial ownership interest in a preferred security) will agree to treat the debt securities as indebtedness for all United States tax purposes. The remainder of this discussion assumes that the debt securities will be classified as our indebtedness.

Consequences to United States Holders

Interest Income and Original Issue Discount

We anticipate that the debt securities will not be issued with an issue price that is less than their stated redemption price at maturity. In this case, subject to the discussion below, the debt securities will not be subject to the special OID rules, at least upon initial issuance, so that you will generally be taxed on the stated interest on the debt securities as ordinary income at the time it is paid or accrued in accordance with your regular method of tax accounting.

If, however, we exercise our right to defer payments of interest on the debt securities, the debt securities will become OID instruments at such time. In such case, you will be subject to the special OID rules described below. Once the debt securities become OID instruments, they will be taxed as OID instruments for as long as they remain outstanding.

Under the OID economic accrual rules, the following occurs:

•	regardless of your method of accounting, you would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the debt securities using the constant-yield-to-maturity method of accrual described in Section 1272 of the Code;

•	the actual cash payments of interest you receive on the debt securities would not be reported separately as taxable income;

•	any amount of OID included in your gross income (whether or not during a deferral period) with respect to the preferred securities will increase your tax basis in such preferred securities; and

•	the amount of distributions that you receive in respect of such accrued OID will reduce your tax basis in such preferred securities.

The Treasury regulations dealing with OID and the deferral of interest payments have not yet been addressed in any rulings or other interpretations by the IRS. It is possible that the IRS could assert that the debt securities were issued initially with OID merely because of our right to defer interest payments. If the IRS were successful in this regard, you would be subject to the special OID rules described above, regardless of whether we exercise our option to defer payments of interest on such debt securities.

Because the debt securities are treated as debt for tax purposes, any income you recognize with respect to the preferred securities will not be eligible for the corporate dividends-received deduction or taxation for individuals at long-term capital gain rates as qualified dividend income.

Distribution of Debt Securities or Cash upon Liquidation of the Trust

As described under the caption “Description of Preferred Securities that the Trusts May Offer — Liquidation Distribution Upon Dissolution” in this prospectus, the debt securities held by the Trust may be distributed to you in exchange for your preferred securities if the Trust is dissolved before the maturity of the debt securities. Under current law, except as described below, this type of distribution from a grantor trust would not be taxable. Upon such a distribution, you will receive your pro rata share of the debt securities previously held indirectly through the Trust. Your holding period and aggregate tax basis in the debt securities will equal the holding period and aggregate tax basis that you had in your preferred securities before the distribution.

We may also have the option to redeem the debt securities and distribute the resulting cash in liquidation of the Trust. This redemption would be taxable as described below in “— Sales of Preferred Securities or Redemption of Debt Securities.”

If you receive debt securities in exchange for your preferred securities, you would accrue interest in respect of the debt securities received from the Trust in the manner described above under “— Interest Income and Original Issue Discount.”

Sales of Preferred Securities or Redemption of Debt Securities

If you sell your preferred securities or receive cash upon redemption of the debt securities, you will recognize gain or loss equal to the difference between:

•	your amount realized on the sale or redemption of the preferred securities or debt securities (less an amount equal to any accrued but unpaid qualified stated interest that you did not previously include in income, which will be taxable as such); and

•	your adjusted tax basis in your preferred securities or debt securities sold or redeemed.

Your gain or loss will be a capital gain or loss, provided that you hold the preferred securities or debt securities as a capital asset. The gain or loss will generally be a long-term capital gain or loss if you have held your preferred securities or debt securities for more than one year. Long-term capital gains of individuals derived with respect to capital assets held for more than one year are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Consequences to Non-United States Holders

The following discussion only applies to you if you are a Non-United States Holder. As discussed above, the preferred securities will be treated by the parties as evidence of indirect undivided beneficial ownership interests in the debt securities. See above under “— Classification of the Trust” in this section.

United States Federal Withholding Tax

Under the “portfolio interest” exception, the 30% United States federal withholding tax will not apply to any payment by us or any paying agent of interest (including OID) on the preferred securities (or the debt securities), provided that:

•	interest paid on the preferred securities (or the debt securities) is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable United States Treasury regulations;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank whose receipt of interest on the preferred securities (or the debt securities) is described in Section 881(c)(3)(A) of the Code; and

•	either (a) you provide your name and address on an IRS Form W-8BEN (or other applicable form), and certify, under penalties of perjury, that you are not a United States person as defined under the Code or (b) if you hold your preferred securities (or debt securities) through certain foreign intermediaries, you satisfy the certification requirements of applicable United States Treasury regulations.

Special certification rules apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals. If you cannot satisfy the requirements described above, payments of interest (including OID) made to you will be subject to the 30% United States federal withholding tax, unless you provide us or our paying agent, as the case may be, with a properly executed

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid on the preferred securities (or debt securities) is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “United States Federal Income Tax”).

Except as discussed below, the 30% United States federal withholding tax generally will not apply to any payment of principal or gain that you realize on the sale, exchange, retirement or other disposition of the preferred securities (or debt securities).

United States Federal Income Tax

If you are engaged in a trade or business in the United States and interest on the preferred securities (or the debt securities) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then you will be subject to United States federal income tax on that interest on a net income basis in the same manner as if you were a United States person as defined under the Code. However, you will not be subject to the withholding described above, as long as you provide a properly executed IRS Form W-8ECI as described above. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on preferred securities (or debt securities) will be included in earnings and profits.

You will generally not be subject to United States federal income tax on any gain you realize upon the disposition of a preferred security (or a debt security) unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

United States Federal Estate Tax

Your estate will not be subject to United States federal estate tax on the preferred securities (or the debt securities) beneficially owned by you at the time of your death, provided that any payment to you on the preferred securities (or the debt securities) would be eligible for exemption from the 30% United States federal withholding tax under the “portfolio interest” exception described above without regard to the statement requirement described above.

Information Reporting and Backup Withholding

Consequences to United States Holders

In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on the preferred securities (or debt securities) and to the proceeds of sale of preferred securities (or debt securities) paid to you (unless you are an exempt recipient such as a corporation). A backup withholding tax may apply to such payments if you fail to provide a taxpayer identification number, a certification of exempt status, or if you fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Consequences to Non-United States Holders

Generally, we must report to the IRS and to you the amount of interest including OID paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

In general, you will not be subject to backup withholding with respect to payments that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person as defined under the Code, and you have provided the statement described above in the fifth bullet point under “Consequences to Non-United States Holders — United States Federal Withholding Tax.”

You will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of preferred securities (or debt securities) made within the United States or conducted through certain United States-related financial intermediaries, unless the payor receives the statement described above and does not have actual knowledge or reason to know that you are a United States person as defined under the Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Tax Shelter Regulations

Under issued Treasury regulations, taxpayers engaging in certain transactions, including loss transactions above a threshold, may be required to include tax shelter disclosure information with their annual United States federal income tax return. The IRS has provided an exception from this disclosure requirement for losses arising from cash investments, but this exception does not apply to investments in flow-through entities. Holders should consult their tax advisors about whether the limitation applicable to flow-through entities would apply to their investment in a Trust.

Common and Preferred Stock

Consequences to United States Holders

The United States federal income tax consequences of the purchase, ownership or disposition of our stock depend on a number of factors including:

•	the terms of the stock;

•	any put or call option or redemption provisions with respect to the stock;

•	any conversion or exchange feature with respect to the stock; and

•	the price at which the stock is sold.

United States Holders should carefully examine the applicable prospectus supplement regarding the material United States federal income tax consequences, if any, of the holding and disposition of stock with such provisions or features.

Consequences to Non-United States Holders

The following is a summary of the material United States federal income tax consequences that will apply to you if you are a Non-United States Holder of common or preferred stock.

Dividends

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if you were a United States person as defined under the Code. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-United States Holder of our common or preferred stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty you may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock and Preferred Stock

Any gain realized on the disposition of our common or preferred stock generally will not be subject to United States federal income tax unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes.

If you are an individual Non-United States Holder described in the first bullet point immediately above, you will be subject to tax on the net gain derived from the sale under regular graduated United States federal income tax rates. If you are an individual Non-United States Holder described in the second bullet point immediately above, you will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though you are not considered a resident of the United States. If you are a Non-United States Holder that is a foreign corporation and you are described in the first bullet point immediately above, you will be subject to tax on your net gain in the same manner as if you were a United States person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Federal Estate Tax

If you are an individual, common or preferred stock held by you at the time of your death will be included in you gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the IRS and you the amount of dividends paid to you and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

You will be subject to backup withholding for dividends paid to you unless you certify under penalties of perjury that you are a Non-United States Holder (and we do not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common or preferred stock within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the IRS.

Other Securities

If you are considering the purchase of warrants, stock purchase contracts, depositary shares or units, you should carefully examine the applicable prospectus supplement regarding the special United States federal income tax consequences, if any, of the holding and disposition of such securities including any tax considerations relating to the specific terms of such securities.

ERISA MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the offered securities may, subject to certain legal restrictions, be held by (i) pension, profit sharing and other employee benefit plans which are subject to Title I of the Employee Retirement Security Act of 1974, as amended (which we refer to as “ERISA”), (ii) plans, accounts and other arrangements that are subject to Section 4975 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”) or provisions under federal, state, local, non-U.S. or other laws or regulations that are similar to any of the provisions of Title I of ERISA or Section 4975 of the Code (which we refer to as “Similar Laws”) and (iii) entities whose underlying assets are considered to include “plan assets” of any such plans, accounts or arrangements. A fiduciary of any such plan, account or arrangement must determine that the purchase and holding of an interest in the offered securities is consistent with its fiduciary duties and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or a violation under any applicable Similar Laws.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Trust and its preferred securities will be passed upon for the Trust and us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Bruce A. Backberg, Esq., our Senior Vice President, and by Simpson Thacher & Bartlett LLP, New York, New York. As of February 23, 2007, Mr. Backberg owned, directly and indirectly, 8,000 shares of our common stock, 10,069 restricted shares of our common stock, 587 shares of our Series B Convertible Preferred Stock (each of which is convertible into eight shares of our common stock) and currently exercisable options to purchase 111,462 additional shares of our common stock.

EXPERTS

The consolidated financial statements and all related financial statement schedules of The Travelers Companies, Inc. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$1,000,000,000
The Travelers Companies, Inc.
6.25% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067

Prospectus Supplement
March 5, 2007

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